As filed with the Securities and Exchange Commission on March 22, 2010

Registration No. 333-      UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GMAC Inc.

(Exact name of registrant as specified in its charter)
Delaware	38-0572512
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

GMAC Capital Trust I

(Exact name of registrant as specified in its charter)
Delaware	27-6372943
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

200 Renaissance Center P.O. Box 200 Detroit, Michigan 48265-2000 (866) 710-4623
(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)
David J. DeBrunner 200 Renaissance Center Detroit, Michigan 48265-2000 (313) 556-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
David E. Shapiro Benjamin M. Roth Wachtell, Lipton, Rosen & Katz 51 W. 52nd Street New York, NY 10019 (212) 403-1000

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
8.00% Trust Preferred Securities of GMAC Capital Trust I	(1)	(1)	(1)	(1)
8.00% Junior Subordinated Unsecured Debentures due 2040 (2)	(1)	(1)	(1)	(1)
Guarantee of Trust Preferred Securities of GMAC Capital Trust I (3)	(1)	(1)	(1)	(1)

_________________

(1)  In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.

(2)  The Junior Subordinated Unsecured Debentures were issued by GMAC Inc. and were purchased by GMAC Capital Trust I with the proceeds of the sale of the trust preferred securities and common securities issued by it.  The Junior Subordinated Unsecured Debentures may later be distributed to the holders of trust preferred securities and trust common securities upon dissolution of GMAC Capital Trust I and the distribution of the assets thereof.

(3)  Pursuant to Rule 457(n), no additional registration fee is due for the guarantee.

PROSPECTUS

GMAC Capital Trust I

2,667,000 of 8.00% Trust Preferred Securities,

Liquidation Amount $1,000 Per Trust Preferred Security

Guaranteed to the extent set forth herein by

GMAC INC.

This prospectus relates to 2,667,000 8.00% Trust Preferred Securities (the “Trust Preferred Securities”) with an aggregate liquidation amount of $2,667,000,000.  On December 30, 2009, 2,540,000 Trust Preferred Securities were issued by GMAC Capital Trust I, a subsidiary of GMAC Inc., to the United States Department of the Treasury (the “Treasury”) and 127,000 Trust Preferred Securities were purchased by the Treasury via exercise of a warrant issued by GMAC Inc. to the Treasury.  All issuances were part of the Treasury’s Automotive Industry Financing Program under the Troubled Asset Relief Program (“TARP”) created under the Emergency Economic Stabilization Act of 2008 (the “EESA”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

With proceeds from the sale of the Trust Preferred Securities to the Treasury and all of the common securities of GMAC Capital Trust I to GMAC Inc., GMAC Capital Trust I purchased from GMAC Inc. an aggregate principal amount of $2,747,010,000 of GMAC Inc.’s 8.00% Junior Subordinated Unsecured Debentures due 2040 (the “Debentures”), which are the only assets of GMAC Capital Trust I.

GMAC Inc. has guaranteed the Trust Preferred Securities to the extent described in this prospectus.

The selling securityholders who may sell or otherwise dispose of the securities offered by this prospectus include the Treasury and any other holders of the securities covered by this prospectus to whom the Treasury has transferred its registration rights in accordance with the terms of the securities purchase and exchange agreement between us and the Treasury.  The selling securityholders may offer the securities from time to time directly or through underwriters, broker-dealers or agents, and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices, or at negotiated prices.  If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions, if any.  We will not receive any proceeds from the sale of securities by the selling securityholders.

The Trust Preferred Securities are not currently listed on any established securities exchange or quotation system, and we do not intend to seek such a listing for the Trust Preferred Securities unless we are requested to do so by the Treasury.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that will describe the method of sale and terms of the related offering.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in the securities offered by this prospectus involves risks.  See “Risk Factors” beginning on page 5 of this prospectus and contained in our periodic reports filed with the Securities and Exchange Commission, as well as the other information contained or incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2010.

TABLE OF CONTENTS

THIS PROSPECTUS...	ii
INFORMATION INCORPORATED BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION......................................................................................................	iii
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS........................................................................................................................................	iv
SUMMARY...	1
RISK FACTORS...	5
DESCRIPTION OF THE TRUST PREFERRED SECURITIES.....................................................................................................................................................................................	8
DESCRIPTION OF THE DEBENTURES...	22
DESCRIPTION OF THE GUARANTEE...	33
EFFECT OF OBLIGATIONS UNDER THE DEBENTURES AND THE GUARANTEE...........................................................................................................................................	37
USE OF PROCEEDS...	39
SELLING SECURITYHOLDERS...	39
PLAN OF DISTRIBUTION...	40
LEGAL MATTERS...	42
EXPERTS...	42

i

THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, the selling securityholders may from time to time sell or otherwise dispose of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities the selling securityholders may offer.  Each time the selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable:  the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities, and the federal income tax consequences of investing in the securities.

Unless the context requires otherwise, references to “GMAC,” “we,” “our” or “us” in this prospectus refer to GMAC Inc., a Delaware corporation, and references to the “Trust” refer to GMAC Capital Trust I.

You should only rely on the information contained or specifically incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document.  Our business, financial condition, results of operations and prospects may have changed since that date.

INFORMATION INCORPORATED BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to incorporate by reference into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement.  We incorporate by reference in this prospectus the documents listed below:

•         Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and

•         Current Reports on Form 8-K filed on January 5, 2010 (two reports), January 12, 2010 (two reports) and March 9, 2010.

We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the date of any supplement to this prospectus, except that, unless otherwise indicated, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

GMAC is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and information statements and other information with the SEC.  You may read and copy any document GMAC files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You may also obtain copies of the same documents from the public reference room of the SEC in Washington by paying a fee.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website at www.sec.gov for further information on the public reference room.  GMAC’s filings are also electronically available from the SEC’s Interactive Data Electronic Applications system, which is commonly known by the acronym “IDEA,” and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

You may also obtain a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address and telephone number:

GMAC Inc.
Attention:  Investor Relations
440 South Church Street, 14th Floor
Charlotte, North Carolina 28202
Tel:  (866) 710-4623

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference documents containing various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements.  All statements contained in or incorporated by reference into this prospectus, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable as of the date made, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, as updated by our subsequent Quarterly Reports on Form 10‑Q, our Current Reports on Form 8-K and the other documents specifically incorporated by reference herein.  Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations.  Factors that could cause our actual results to be materially different from our expectations include, among others, the risk factors set forth herein (see “Risk Factors”), and the following:

•         Our inability to repay our outstanding obligations to the Treasury, or to do so in a timely fashion and without disruption to our business;

•         Uncertainty of GMAC’s ability to enter into transactions or execute strategic alternatives to realize the value of its Residential Capital, LLC (“ResCap”) operations;

•         The insufficiency of any capital contributions made to ResCap or Ally Bank by GMAC;

•         The potential for ResCap and Ally Bank to incur additional charges in connection with mortgage-related assets due to unexpected future events, which charges could be substantial;

•         Uncertainty regarding ResCap’s ability to repay its outstanding liabilities, and the uncertainty regarding the completion of any actions or transaction to settle or repay such liabilities;

•         The Treasury’s ownership of a substantial percentage of our currently outstanding common stock;

•         The restrictions relating to compensation and benefits to which we are subject as a result of our participation in TARP;

•         Uncertainty regarding General Motors Company’s (“GM”) and Chrysler Group LLC’s (“Chrysler”) recent emergence from bankruptcy protection;

•         The profitability and financial condition of GM and Chrysler;

•         Our inability to successfully accommodate the additional risk exposure relating to providing wholesale and retail financing to Chrysler dealers and customers and the resulting impact to our financial stability;

•         Uncertainty related to the new financing agreement between GMAC and Chrysler;

•         Securing low cost funding for GMAC and ResCap and maintaining the mutually beneficial relationship among GMAC, GM and Chrysler;

•         Our ability to maintain an appropriate level of debt and liquidity;

•         Our ability to realize the anticipated benefits associated with our recent conversion to a bank holding company;

•         Our ability to comply with the increased regulation and restrictions that we are subject to as a bank holding company;

•         Continued challenges in the residential mortgage and capital markets;

•         Fluctuation in the residual value of off-lease vehicles;

•         The continuing negative impact on ResCap of the decline in the U.S. housing market;

•         Changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate;

•         Disruptions in the market in which we fund GMAC’s and ResCap’s operations with resulting negative impact on our liquidity;

•         Changes in our accounting assumptions that may be required by or result from changes in accounting rules or their application that could result in an impact on earnings;

•         Changes in the credit ratings of GMAC, ResCap, GM or Chrysler;

•         Changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and

•         Changes in the existing, or the adoption of new, laws, regulations, policies, or other activities of governments, agencies, and similar organizations.

Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this prospectus.  These forward-looking statements speak only as of the date on which the statements were made.  We undertake no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

v

SUMMARY

This summary highlights some of the information contained, or incorporated by reference, in this prospectus to help you understand our business.  It does not contain all of the information that may be important to you.  You should carefully read this prospectus in its entirety, including the information incorporated by reference into this prospectus, to understand fully the considerations that are important to you in making your investment decision.  You should pay special attention to the “Risk Factors” beginning on page 5 and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page iv.

Our Company

                GMAC was originally founded in 1919 as a wholly owned subsidiary of General Motors Corporation (currently General Motors LLC, or “GM”).  On December 24, 2008, the Board of Governors of the Federal Reserve System (the “FRB”) approved our application to become a bank holding company under the Bank Holding Company Act of 1956, as amended.  Our banking subsidiary is Ally Bank, which is an indirect wholly owned subsidiary of GMAC.

As of December 30, 2009, the Treasury held approximately 56.3% of GMAC’s common stock (“Common Stock”), companies affiliated with Cerberus Capital Management, L.P. collectively held approximately 14.9% of the outstanding Common Stock, third-party investors collectively held approximately 12.2% of the outstanding Common Stock, a trust managed by an independent trustee held approximately 9.9% of the outstanding Common Stock and GM Finance Co. Holdings LLC, a Delaware limited liability company affiliated with GM, held approximately 6.7% of the Common Stock.

Our principal executive office is located at 200 Renaissance Center, Detroit, Michigan, 48265.  Our telephone number is (313) 556-5000.

Our Business

GMAC is a leading, independent, globally diversified, financial services firm.  Global Automotive Services and Mortgage are our primary lines of business.

The Trust

        GMAC Capital Trust I (the “Trust”) is a Delaware statutory trust and a wholly owned subsidiary of GMAC.  It was created for the purpose of issuing the Trust Preferred Securities and its common securities, and engaging in the other transactions described in this prospectus.  The Trust’s only assets are the junior subordinated debt securities issued by GMAC, described in “Description of the Debentures” below.  The Trust’s trustees will conduct the business affairs of the Trust.  GMAC currently owns all of the common securities issued by the Trust.

Securities Being Offered

The Trust Preferred Securities

On December 30, 2009, GMAC entered into a Securities Purchase and Exchange Agreement (the “Purchase Agreement”) with the Treasury and the Trust, pursuant to which, among other transactions, (1) the Trust sold to the Treasury 2,540,000 8.00% Trust Preferred Securities (the “Trust Preferred Securities”) issued by the Trust with an aggregate liquidation amount of $2,540,000,000; and (2) GMAC issued and sold to the Treasury a ten-year warrant to purchase from GMAC up to 127,000 additional Trust Preferred Securities with an aggregate liquidation amount of $127,000,000, at an initial exercise price of $0.01 per security (the “Trust Preferred Warrant”).  The Treasury immediately exercised the Trust Preferred Warrant in full.

Each Trust Preferred Security has a liquidation amount of $1,000 (the “Trust Preferred Liquidation Amount”).  Cumulative cash distributions on the Trust Preferred Securities will accrue at a rate of 8.00% per annum, compounding quarterly, on the sum of (1) the Trust Preferred Liquidation Amount and (2) the amount of any accrued and unpaid distributions for any prior distribution period on such Trust Preferred Securities, if any, computed on the basis of a 360-day year consisting of twelve 30-day months.  During any period in which GMAC elects to defer interest payments on the Debentures (described below), the Trust will defer distributions on the Trust Preferred Securities, but such distributions will continue to accrue through any such deferral period.  The Trust Preferred Securities have no stated maturity date, but must be redeemed upon the redemption or maturity of the Debentures (which mature on February 15, 2040).

In the event of any partial redemption of the Debentures, the Trust will redeem Trust Preferred Securities with a liquidation amount equal to the principal balance of the redeemed Debentures.  The redemption price for each Trust Preferred Security on any redemption date will be equal to the sum of (1) $1,000 per security, (2) accrued and unpaid distributions to the redemption date and (3) the premium, if any, paid in connection with the redemption of the corresponding Debentures.  The Trust may not redeem Trust Preferred Securities prior to December 30, 2014, except upon the occurrence of certain specified events described below or while the Trust Preferred Securities are held by the U.S. government as part of assistance provided to GMAC under TARP or a similar or related U.S. government program, subject to the receipt of any required approvals from the FRB.  On or after December 30, 2014, subject to the receipt of any required approvals from the FRB, the Trust may redeem all or a portion of the Trust Preferred Securities at the Trust Preferred Liquidation Preference at any time but may not redeem less than all of the Trust Preferred Securities unless all accrued and unpaid distributions on the Trust Preferred Securities and the common securities of the Trust have been paid on or before the redemption date.

The only assets of the Trust are the Debentures.  The Trust Preferred Securities and the common securities of the Trust (100% of which have been sold to GMAC) represent undivided beneficial interests in the Trust.  Subject to the receipt of any required approval of the FRB, GMAC may dissolve the Trust at any time, and cause the Debentures to be distributed to the holders of the Trust Preferred Securities and the common securities of the Trust.

The Trust Preferred Securities generally are nonvoting, other than voting on certain matters under certain circumstances, including, generally, the adverse amendment of the amended and restated declaration of trust governing the Trust Preferred Securities (the “Declaration”) and with respect to certain actions to be taken upon the occurrence of certain events of default on the Trust Preferred Securities or, under certain circumstances, on the Debentures.

During any period in which any Trust Preferred Securities remain outstanding, but in which distributions on the Trust Preferred Securities have not been fully paid, none of GMAC or its subsidiaries will (1) declare or pay dividends on, make any distributions with respect thereto, or redeem, purchase or otherwise acquire, any of GMAC’s capital stock; or (2) make any payments of principal, interest, or premium on, or repay, repurchase or redeem, any debt securities that rank on a parity with or junior in interest to the Debentures, with certain specified exceptions in each case.

For a full description of the terms of the Trust Preferred Securities, see “Description of the Trust Preferred Securities” below.

Debentures

The Trust used the proceeds received in connection with the sale of the Trust Preferred Securities and the common securities of the Trust to purchase an aggregate principal amount of $2,747,010,000 (equal to the sum of the liquidation preference of all Trust Preferred Securities and the common securities of the Trust) of Debentures.  The Debentures were issued pursuant to an indenture dated as of December 30, 2009, between GMAC and The Bank of New York Mellon as trustee (the “Indenture”).

Interest will accrue on the Debentures at the rate of 8.00% per annum, compounding quarterly, on the sum of (1) the principal amount of the Debentures and (2) the amount of any accrued and unpaid interest for any prior interest payment period on such Debentures, if any, computed on the basis of a 360-day year consisting of twelve 30-day months.  GMAC may elect to defer interest payments on the Debentures for one or more periods, in each case for up to 20 consecutive quarterly interest payment periods, provided that no event of default with respect to the Debentures giving rise to acceleration rights has occurred and is continuing, and provided further that no such deferral may extend beyond the maturity date of the Debentures.  During any such interest deferral period, interest will continue to accrue on the Debentures, compounding quarterly, at a rate of 8.00% per annum.

The Debentures mature and become due and payable, together with any accrued and unpaid interest thereon, on February 15, 2040.  GMAC may not redeem the Debentures prior to December 30, 2014, except upon the occurrence of certain specified events or while the Debentures are held by the U.S. government as part of assistance provided to GMAC under TARP or a similar or related U.S. government program, subject to the receipt of any required approvals from the FRB.  On or after December 30, 2014, subject to the receipt of any required approvals from the FRB, GMAC may redeem the Debentures at any time or from time to time, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest.

Upon the occurrence of certain specified events of default (including any nonpayment of interest that continues for five consecutive years or certain events of bankruptcy, insolvency or reorganization of GMAC), the trustee with respect to the Indenture or the holders of 25% of the principal amount of the Debentures (or, under certain circumstances, the holders of 25% of the Trust Preferred Securities) will have the right to declare the principal amount of the Debentures, and any accrued interest, immediately due and payable.

The Debentures are generally nonvoting, with the exception of voting rights in connection with certain changes to the Debentures or the Indenture, or with respect to certain actions to be taken upon the occurrence of certain events of default.  The Debentures are unsecured, and rank equally in right of payment with all of GMAC’s other existing and future junior subordinated indebtedness, junior in right of payment to all of GMAC’s existing and future senior or subordinated indebtedness, and senior in right of payment to all of GMAC’s existing and future equity securities.

For a full description of the terms of the Debentures, see “Description of the Debentures” below.

Guarantee

GMAC has, pursuant to a Guarantee Agreement (the “Guarantee Agreement”), fully and unconditionally guaranteed, on a subordinated basis, for the benefit of the holders of the Trust Preferred Securities, the payment of certain amounts due on the Trust Preferred Securities to the extent not paid by or on behalf of the Trust (the “Guarantee”).  The guaranteed amounts include:  (1) any accumulated and unpaid distributions required to be paid to the Trust Preferred Securities, to the extent that the Trust has funds legally and immediately available to pay such distributions; (2) any redemption price required to be paid to the holders of the Trust Preferred Securities, to the extent that the Trust has funds legally and immediately available to pay such redemption price; and (3) upon a termination, winding-up or liquidation of the Trust, if the Debentures are not distributed to holders of the Trust Preferred Securities in exchange for their Trust Preferred Securities, the lesser of the liquidation distribution for the Trust Preferred Securities and the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities after the satisfaction of certain liabilities to creditors of the Trust, as required by law.

GMAC’s obligations with respect to the Guarantee may be satisfied either by direct payment of such amount to the holders of the Trust Preferred Securities, or by causing the Trust to make such payment.  It will constitute an event of default under the Guarantee if GMAC fails to perform any of its payment obligations, or other obligations under the Guarantee Agreement.  Following any such default, the holders of a majority of the outstanding Trust Preferred Securities have the right to exercise or proceed with certain rights, remedies or actions against GMAC.

The Guarantee is an unsecured obligation of GMAC, and will have the same ranking with respect to GMAC’s other indebtedness as the Debentures.  The Guarantee will terminate upon the earlier of (1) the payment of the guaranteed amounts in full by either or both of GMAC and the Trust and (2) the distribution of the Debentures to the holders of the Trust Preferred Securities in exchange for their Trust Preferred Securities.

For a full description of the terms of the Guarantee, see “Description of the Guarantee” below.

The Offering

This prospectus relates to the offer and sale by the selling securityholders named herein of up to 2,667,000 Trust Preferred Securities, from time to time, directly or through one or more underwriters, broker-dealers or agents.  If securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  Neither GMAC nor the Trust will receive any proceeds from the sale of securities by the selling securityholders.  See “Plan of Distribution.”

RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to combined fixed charges were as follows for the periods presented:

Year Ended December 31,

2009	2008	2007	2006	2005

Ratio of earnings to fixed charges

(0.05)(1)

1.36

0.88(1)

1.14

1.27

(1) The ratio indicates a less than one-to-one coverage ratio for certain periods as noted.  Earnings available for fixed charges for the respective periods were inadequate to cover total fixed charges and preferred interest dividends.  The deficiencies were $7.9 billion for the year ended December 31, 2009; and $1.7 billion for the year ended December 31, 2007.

RISK FACTORS

An investment in our securities is subject to certain risks.  In consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the following discussions of risk before deciding whether an investment in the Trust Preferred Securities is suitable for you.  The risks described below are intended to highlight risks that are specific to the Trust Preferred Securities, but are not the only risks we face.  Additional risks, including those generally affecting the industry in which we operate, risks that we currently deem immaterial and risks generally applicable to companies that have recently undertaken similar transactions, may also impair our business, the value of your investment and our ability to make distributions on the Trust Preferred Securities.  For a more complete description of the risks that may affect our business, see our Annual Report on Form 10-K for the year ended December 31, 2009 (as amended or supplemented in subsequent reports on Form 10-K, Form 10-Q or Form 8-K).  In addition to the risks described below, we face other risks that are described from time to time in periodic reports that we file with the SEC.  If any of the following risks actually occur, the value of the Trust Preferred Securities could decline, and you may lose all or part of your investment.  The risks discussed below also include forward-looking statements, and our actual results may differ materially from those discussed in these forward-looking statements.

Risks Relating to the Trust Preferred Securities

GMAC is not required to pay you under the Guarantee and the Debentures unless it first makes other required payments.

GMAC’s obligations under the Debentures and the Guarantee rank junior to all of GMAC’s “Senior Indebtedness” as such term is defined under “Description of the Debentures—Subordination.”  This means that GMAC cannot make any payments on the Debentures or the Guarantee if it defaults on a payment of Senior Indebtedness and does not cure the default within the applicable grace period or if the Senior Indebtedness becomes immediately due because of a default and has not yet been paid in full.

In the event of the bankruptcy, liquidation or dissolution of GMAC, its assets would be available to pay obligations under the Debentures and the Guarantee only after GMAC made all payments on its Senior Indebtedness.

In addition, GMAC’s obligations under the Debentures and the Guarantee are “structurally subordinated” to all existing and future liabilities of GMAC’s subsidiaries.  This means that in the event of an insolvency, liquidation, bankruptcy or other reorganization of any subsidiary, holders of the Debentures will be creditors of GMAC only and will have no direct claim against any such subsidiary but may only recover by virtue of GMAC’s equity interest.  As a result, all existing and future liabilities of GMAC’s subsidiaries, including claims of lessors under capital and operating leases, trade creditors and holders of preferred stock of such subsidiaries, have the right to be satisfied in full prior to receipt by GMAC of any payment as a stockholder of its subsidiaries.

Neither the Trust Preferred Securities, the Debentures nor the Guarantee limit the ability of GMAC and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the Debentures and the Guarantee.  See “Description of the Guarantee—Status of the Guarantee” and “Description of the Debentures—Subordination” below.

GMAC is not required to pay you under the Guarantee if the Trust does not have cash available.

The ability of the Trust to make payments on the Trust Preferred Securities is solely dependent upon GMAC’s making the related payments on the Debentures when due.  In addition, the Guarantee only guarantees that we will make distribution and redemption payments if the Trust has funds available to make the payments but fails to do so.

If GMAC defaults on its obligations to make payments on the Debentures, the Trust will not have sufficient funds available to make payments on the Trust Preferred Securities. In those circumstances, you will not be able to rely upon the Guarantee for payment of these amounts. If this happens, your options are discussed under “Description of the Trust Preferred Securities—Declaration Defaults” below.

Deferral of distributions would have adverse tax consequences for you and may adversely affect the trading price of the Trust Preferred Securities.

If distributions on the Trust Preferred Securities are deferred (see “Description of the Trust Preferred Securities—Distributions—Deferral of Distributions” below), you will be required to recognize ordinary income for United States federal income tax purposes in respect of your ratable share of the interest on the Debentures held by the Trust before you receive any cash distributions relating to this interest.  In addition, you will not receive this cash if you sold the Trust Preferred Securities before the end of any extension period or before the record date relating to distributions that are paid.

GMAC has no current intention of deferring interest payments on the Debentures.  However, if GMAC exercises its deferral right in the future, the Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Debentures.  If you sell the Trust Preferred Securities during an extension period, you may not receive the same return on investment as someone else who continues to hold the Trust Preferred Securities.  In addition, the existence of GMAC’s right to defer payments of interest on the Debentures may mean that the market price for the Trust Preferred Securities, which represent an undivided beneficial interest in the Debentures, may be more volatile than other securities that are not subject to such a deferral right.

You should not rely on the distributions from the Trust Preferred Securities through their maturity date—They may be redeemed at the option of GMAC at any time on or after December 30, 2014 and earlier upon the occurrence of a Special Event or under certain other specified circumstances.

The Debentures may be redeemed, in whole, at any time, or in part, from time to time, (i) on or after December 30, 2014 or (ii) at any time while the Trust Preferred Securities are held by the U.S. government as part of assistance provided to GMAC under TARP or a similar or related U.S. government program subject to the receipt of any required approvals from the FRB, at a redemption price equal to $1,000 per Trust Preferred Security plus any accrued and unpaid distributions to the redemption date.  You should assume that this redemption option will be exercised if GMAC is able to refinance at a lower interest rate or it is otherwise in the interest of GMAC to redeem the Debentures.  If the Debentures are redeemed, the Trust must redeem the Trust Preferred Securities and the common securities having an aggregate liquidation amount equal to the aggregate principal amount of Debentures to be redeemed.  See “Description of the Trust Preferred Securities—Redemption of Trust Preferred Securities” and “Description of the Debentures—Optional Redemption” below.

Further, if certain changes, which are more fully described below, in tax, investment company or bank regulatory law or interpretations occur and are continuing, and certain other conditions that are more fully described below are satisfied, the Trust Preferred Securities could be redeemed by the Trust within 90 days of the event at a redemption price equal to $1,000 per security plus any accrued and unpaid distributions.  See “Description of the Trust Preferred Securities—Special Event Redemption” and “—Distribution of the Debentures.”

If the Trust Preferred Securities are redeemed, you may not be able to reinvest the money you receive upon such redemption at the same rate of return as provided by the Trust Preferred Securities.

There could be an adverse tax consequence to you if GMAC terminates the Trust and distributes the Debentures to holders.

GMAC has the right to terminate the Trust at any time, so long as it obtains any required regulatory approval.  If GMAC decides to exercise its right to terminate the Trust, the Trust will redeem the Trust Preferred Securities and common securities by distributing the Debentures to holders of the Trust Preferred Securities and common securities on a ratable basis.  Under current United States federal income tax law, a distribution of Debentures to you on the dissolution of the Trust would not be a taxable event to you.

The FRB may be able to restrict the ability of GMAC to pay interest on or to redeem the Debentures, or of the Trust to make distributions on or redeem the Trust Preferred Securities.

Under certain circumstances, including any determination that a payment, distribution or redemption would constitute or result in an unsafe and unsound banking practice, the FRB may have the authority to restrict the ability of GMAC to make interest payments on or to redeem the Debentures, or of the Trust to make distributions on or to redeem the Trust Preferred Securities.

An active trading market for the Trust Preferred Securities may not develop.

The Trust Preferred Securities are not currently listed on any securities exchange, and we do not currently anticipate listing them on an exchange unless we are requested to do so by the Treasury pursuant to the Purchase Agreement.  There can be no assurance that an active trading market for the Trust Preferred Securities will develop, or, if developed, that an active trading market will be maintained.  As a result, neither GMAC nor the Trust can assure you that you will be able to sell your Trust Preferred Securities or at what price you may be able to sell them.

GMAC has the right to defer interest on the Debentures for five years without causing an event of default.

GMAC has the right to defer interest on the Debentures for one or more consecutive interest periods not to exceed 20 consecutive quarterly interest periods.  During any such deferral period, holders of Trust Preferred Securities may receive no current payments on the Trust Preferred Securities and, so long as GMAC is otherwise in compliance with its obligations, such holders will have no remedies against GMAC or the Trust for nonpayment.  If GMAC has paid all deferred interest on the Debentures, then it may at any time commence a new deferral period.

Since you have no voting rights with respect to certain matters, you cannot prevent the Trust trustees from taking actions you may not agree with.

As a holder of Trust Preferred Securities, you will have limited voting rights. In particular, except for the limited exceptions described later in this prospectus, only GMAC can elect or remove any of the Trust trustees.  See “Description of the Trust Preferred Securities—Voting Rights” below.

You have limited remedies for defaults under the Indenture.

Although various events may constitute defaults under the Indenture, a default that is not an “event of default” will not trigger the acceleration of principal and interest on the Debentures.  Such acceleration of principal and interest will occur only upon GMAC’s failure to pay in full all interest accrued upon the conclusion of an extension period of 20 quarters (five years) or as a result of specified events of bankruptcy, insolvency or reorganization of GMAC.  See “Description of the Debentures—Indenture Events of Default and Acceleration.”

The Trust Preferred Securities are not securities of GMAC.

                The Trust Preferred Securities are issued by the Trust, not GMAC.  In an event of a default on the Trust Preferred Securities, your remedies against GMAC are limited to those described in “Description of the Trust Preferred Securities—Declaration Defaults,”  “Description of the Debentures—Indenture Defaults,” “Description of the Guarantee” and elsewhere in this prospectus.  Neither the Trust nor you will have, by virtue of ownership of the Trust Preferred Securities, any control rights at GMAC, including any rights to vote for GMAC’s board of directors or to direct GMAC to take any action, except those actions associated with enforcing your rights under the Trust Preferred Securities.  If GMAC elects to dissolve the Trust, you will only be entitled to the assets of the Trust as described in “Description of the Trust Preferred Securities—Distribution of the Debentures.”

 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The Trust Preferred Securities were issued pursuant to the terms of the Declaration. The institutional trustee, The Bank of New York Mellon, is acting as indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the Trust Preferred Securities include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act.  The following summary of the material terms and provisions of the Trust Preferred Securities is not intended to be complete and is qualified by the Declaration, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act.  A copy of the Declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

General

The Declaration authorizes the administrative trustees of the Trust (the “administrative trustees”) to issue on behalf of the Trust the common securities and the Trust Preferred Securities (collectively, the “trust securities”). These trust securities represent undivided beneficial interests in the assets of the Trust. All of the common securities are owned by GMAC. The common securities rank equally, and payments will be made on the common securities on a ratable basis, with the Trust Preferred Securities. If a default under the Declaration occurs and continues, however, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the trust securities or the incurrence of any indebtedness by the Trust.

Pursuant to the Declaration, the institutional trustee holds title to the Debentures purchased by the Trust for the benefit of the holders of the trust securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust out of money held by the Trust, are guaranteed by GMAC to the extent described under “Description of the Guarantee.” The Guarantee is held by The Bank of New York Mellon, the guarantee trustee, for the benefit of the holders of the Trust Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Trust Preferred Securities is to:

•         vote to direct the institutional trustee to enforce the institutional trustee’s rights under the Debentures; or

•         if the failure of the Trust to pay distributions is attributable to the failure of GMAC to pay interest or principal on the Debentures, sue GMAC, on or after the respective due dates specified in the Debentures, for enforcement of payment to such holder of the principal or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder.

Distributions

Distributions on the Trust Preferred Securities are fixed at a rate per annum of 8.00% of the stated liquidation amount of $1,000 per Trust Preferred Security.  Distributions not paid when due, or when they would be due if not for any extension period or default by GMAC on the Debentures, will themselves accumulate additional interest at the annual rate of 8.00% thereof, compounded quarterly.  When this prospectus refers to any payment of distributions, distributions include any such interest payable unless otherwise stated.  The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

Distributions on the Trust Preferred Securities are cumulative, accrue from and including December 30, 2009, and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2010.  When, as and if available for payment, distributions are made by the institutional trustee, except as otherwise described below.

The distribution rate and the distribution payment dates and other payment dates for the Trust Preferred Securities correspond to the interest rate and interest payment dates and other payment dates on the Debentures.

Deferral of Distributions.  GMAC has the right under the Indenture to defer interest payments on the Debentures for an extension period not exceeding 20 consecutive quarterly interest periods, subject to certain conditions, during which no interest shall be due and payable.  A deferral of interest payments cannot extend, however, beyond the maturity of the Debentures.  An extension period begins in the quarter in which notice of the extension period is given.  As a consequence of GMAC’s extension of the interest payment period, quarterly distributions on the Trust Preferred Securities would be deferred during any such extended interest payment period.  During an extension period, the amount of distributions due to holders of Trust Preferred Securities will continue to accumulate and such deferred distributions will themselves accrue interest to the extent and in the amount that interest accrues and compounds on the underlying Debentures.  In the event that GMAC exercises its right to extend an interest payment period, then:

                (i)  GMAC and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of GMAC’s capital stock or make any guarantee payment relating thereto other than:

(a)  redemptions, purchases or other acquisitions of shares of capital stock of GMAC in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b)  the acquisition by GMAC or any of its subsidiaries of record ownership in capital stock of GMAC for the beneficial ownership of any other persons (other than GMAC or any of its subsidiaries), including trustees or custodians;

(c)  as a result of an exchange or conversion of any class or series of GMAC’s capital stock for any other class or series of GMAC’s capital stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to or on December 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of GMAC;

(d)  distributions by or among any wholly owned subsidiary of GMAC;

(e)  redemptions of securities held by GMAC or any wholly owned subsidiary of GMAC; and

(f)  unpaid tax distributions to holders of membership interests of GMAC LLC pursuant to Section 4(b) of GMAC LLC’s Plan of Conversion, dated June 30, 2009; and

                (ii)  GMAC and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof)  may not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by GMAC that rank equally with or junior to the Trust Preferred Securities (“Junior Subordinated Indebtedness”) other than:

(a)  redemptions, purchases or other acquisitions of Junior Subordinated Indebtedness in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b)  the acquisition by GMAC or any of its subsidiaries of record ownership in Junior Subordinated Indebtedness for the beneficial ownership of any other persons (other than GMAC or any of its subsidiaries), including trustees or custodians;

(c)  as a result of an exchange or conversion of any class or series of Junior Subordinated Indebtedness for any other class or series of Junior Subordinated Indebtedness;

(d)  redemptions of securities held by GMAC or any wholly owned subsidiary of GMAC; and

(e)  any payment of interest on Junior Subordinated Indebtedness paid pro rata with interest paid on the Debentures such that the respective amounts of such payments made shall bear the same ratio to each other as all accrued but unpaid interest per like-amount of Debentures and all Junior Subordinated Indebtedness bear to each other.

These restrictions, however, will not apply (1) to any stock dividends paid by GMAC where the dividend stock is the same stock as that on which the dividend is being paid or (2) dividends or distributions by or other transactions solely among GMAC and any wholly owned subsidiary of GMAC or solely among wholly owned subsidiaries of GMAC.  The Trust shall have the right to make partial distributions during an extension period if a corresponding payment of interest is made on the Debentures. Prior to the termination of any extension period, GMAC may further extend such extension period, so long as such extension period, together with all such previous extension periods, does not exceed 20 consecutive quarterly interest periods. An extension period cannot extend, however, beyond the maturity of the Debentures.

Upon the termination of any extension period and the payment of all amounts then due, GMAC may commence a new extension period, which must comply with the above requirements.  Consequently, there could be several extension periods of varying lengths throughout the term of the Debentures.  The administrative trustees shall give the holders of the Trust Preferred Securities notice of any extension period upon their receipt of notice thereof from GMAC.  If distributions are deferred, the deferred distributions and accrued interest on such distributions will be paid to holders of record of the Trust Preferred Securities as they appear on the securities register of the Trust on the record date immediately preceding the termination of the related extension period.  See “Description of the Debentures—Interest” and “—Option to Extend Interest Payment Period.”

Payment of Distributions.  Distributions on the Trust Preferred Securities are payable to the extent that the Trust has funds available for the payment of such distributions.  The Trust’s funds available for distribution to the holders of the Trust Preferred Securities are limited to payments received from GMAC on the Debentures.  The payment of distributions out of monies held by the Trust is guaranteed by GMAC only to the extent set forth under “Description of the Guarantee.”  See also “Description of the Debentures.”

Distributions on the Trust Preferred Securities are payable to the holders named on the securities register of the Trust at the close of business on the relevant record dates.  While the Trust Preferred Securities are in definitive, fully-registered form, subject to the rules of any securities exchange on which the Trust Preferred Securities are listed, if any, the relevant record dates shall be 15 days prior to the relevant distribution dates or such other record date fixed by the administrative trustee that is not more than 60 nor less than 10 days prior to such relevant distribution dates.  If the Trust Preferred Securities are in book-entry only form, the record date will be one business day before the relevant distribution dates.  Such distributions will be paid through the institutional trustee who will hold amounts received in respect of the Debentures in the property account for the benefit of the holders of the trust securities.  Unless any applicable laws and regulations and the provisions of the Declaration state otherwise, each such payment will be made as described under “—Form of Certificates” below.

In the event that any date on which distributions are to be made on the Trust Preferred Securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay, except that if such next business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.  A “business day” means any day other than Saturday, Sunday or any other day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close.  Any day that is a distribution record date shall be a distribution record date whether or not such day is a business day.

Exchanges

If at any time GMAC or any of its affiliates is the holder or beneficial owner of any Trust Preferred Securities, GMAC or such affiliate, as applicable, has the right to deliver to the institutional trustee all or such portion of its Trust Preferred Securities as it elects and, subject to the terms of the Indenture, receive, in exchange therefor, Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities exchanged therefor.  After such exchange, such Trust Preferred Securities shall be cancelled and shall no longer be deemed to be outstanding and all rights of GMAC or such affiliate, as applicable, as holder with respect to such Trust Preferred Securities shall cease.  In the event of any such exchange, GMAC shall also have a similar option with respect to a proportionate amount of the common securities of the Trust that it holds.

Redemption of Trust Preferred Securities

The Trust Preferred Securities have no stated maturity date but will be redeemed upon the maturity of the Debentures. In addition, the Trust Preferred Securities may be redeemed prior to maturity of the Debentures on the dates and to the extent the Debentures are redeemed. See “Description of the Debentures—Optional Redemption.” The Debentures will mature on February 15, 2040 (see “Description of the Debentures—General”) and may be redeemed, in whole or in part, at any time on or after December 30, 2014, or at any time if either the Trust Preferred Securities or the Debentures are held by the U.S. Government as part of assistance provided to GMAC under TARP or a similar or related U.S. government program, subject to the receipt of any required approvals from the FRB. The Debentures can also be redeemed at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event.  See “—Special Event Redemption” below.

If then required, GMAC will obtain the concurrence or approval of the FRB before exercising its redemption rights described in the preceding paragraph.

Upon the maturity of the Debentures, the proceeds of their repayment will simultaneously be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the Debentures, whether in whole or in part, either at the option of GMAC or pursuant to a Special Event, the Trust will use the cash it receives upon the redemption to redeem Trust Preferred Securities and common securities of the Trust having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed at the redemption price. Before such redemption, holders of trust securities will be given not less than 30 nor more than 60 days’ notice. Prior to any redemption, GMAC will obtain any required regulatory approval.  In the event that fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities will be redeemed on a ratable basis as described under “—Form of Certificates” below. See “—Special Event Redemption” and “Description of the Debentures—Optional Redemption.” If a partial redemption of the Trust Preferred Securities resulting from a partial redemption of the Debentures would result in a delisting of the Trust Preferred Securities, GMAC may only redeem the Debentures in whole.

Special Event Redemption

“Tax Event” means that the administrative trustees will have received an opinion of a nationally recognized independent tax counsel experienced in such matters that states that, as a result of any:

•         amendment to, or change (including any announced prospective change) in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States; or

•         amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision, regulatory determination, or administrative pronouncement on or after December 30, 2009, there is more than an insubstantial risk that:

•         the Trust would be subject to United States federal income tax relating to interest accrued or received on the Debentures;

•         interest payable to the Trust on the Debentures would not be deductible, in whole or in part, by GMAC for United States federal income tax purposes; or

•         the Trust would be subject to more than a minimal amount of other taxes, duties or other governmental charges.

“Investment Company Event” means that the administrative trustees will have received an opinion of a nationally recognized independent counsel experienced in such matters that states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940 (the “1940 Act”).

“Regulatory Capital Event” means that if GMAC determines, based on an opinion of counsel experienced in such matters, who may be an employee of GMAC or any of its affiliates, that, as a result of

•         any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto or

•         any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

there is more than an insubstantial risk that the Trust Preferred Securities, or a portion thereof, will no longer constitute tier 1 capital of GMAC or any bank holding company of which GMAC is a subsidiary for purposes of the capital adequacy guidelines or policies of the FRB; provided, however, that the distribution of the Debentures in connection with the liquidation of the Trust shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event.

This prospectus refers to a Tax Event, an Investment Company Event or a Regulatory Capital Event as a “Special Event.”  Provided that GMAC obtains any required regulatory approval, if a Special Event occurs and continues, GMAC may, upon not less than 30 nor more than 60 days’ notice, redeem the Debentures, in whole or in part, for cash within 90 days following the occurrence of such Special Event.  Following such redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed shall be redeemed by the Trust at the redemption price on a ratable basis.  If, however, at the time there is available to GMAC or the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, GMAC or the holders of the Trust Preferred Securities or the Debentures, then GMAC or the Trust will pursue such measure instead of redemption.

Distribution of the Debentures

GMAC will have the right to dissolve the Trust, subject to the receipt of any required regulatory approvals.  Pursuant to the Indenture, GMAC has agreed not to do so other than in connection with a Special Event or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration.  After satisfaction of the liabilities of creditors of the Trust as provided by applicable law, the Trust may cause Debentures to be distributed to the holders of the Trust Preferred Securities and common securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such securities then outstanding.  Prior to any such distribution, GMAC must obtain any required regulatory approvals.

If the Trust Preferred Securities are listed on the New York Stock Exchange (“NYSE”) or on any other national securities exchange and if the Debentures are distributed to the holders of the Trust Preferred Securities upon dissolution of the Trust, then GMAC will use its best efforts to cause the Debentures to be listed on the NYSE or on such other exchange as the Trust Preferred Securities are then listed.

After the date for any distribution of Debentures upon dissolution of the Trust:

•         the Trust Preferred Securities will no longer be deemed to be outstanding;

•         if any global securities have been issued, the securities depositary or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution; and

•         any certificates representing Trust Preferred Securities not held by the depositary or its nominee will be deemed to represent Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Preferred Securities until such certificates are presented to GMAC or its agent for transfer or reissuance.

Redemption Procedures

The Trust may not redeem fewer than all of the outstanding Trust Preferred Securities unless all accrued and unpaid distributions have been paid on all Trust Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

If (i) the Trust gives an irrevocable notice of redemption of the Trust Preferred Securities, and (ii) if GMAC has paid to the institutional trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, then (x) if the Trust Preferred Securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, the institutional trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price or (y) if the Trust Preferred Securities are in definitive form, the institutional trustee will pay the applicable redemption price to the applicable holder of Trust Preferred Securities by check mailed to such holder.  The Trust will also give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the Trust Preferred Securities.

Once notice of redemption is given and redemption funds are deposited, distributions will cease to accrue and all rights of holders of Trust Preferred Securities called for redemption will cease, except the right of the holders to receive the redemption price, but without interest on such redemption price.  If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, except that if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

If payment of the redemption price for any Trust Preferred Securities is improperly withheld or refused and not paid either by the Trust or by GMAC pursuant to the Guarantee, distributions on such Trust Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment.  In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price.  See “—Form of Certificates.”

In the event that fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities held by the depositary or its nominee will be redeemed in accordance with the depositary’s or nominee’s standard procedures.  See “—Form of Certificates.”

GMAC or its subsidiaries may, at any time, and from time to time, purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement or otherwise.

Liquidation Distribution upon Dissolution

This prospectus refers to any voluntary or involuntary dissolution of the Trust as a “liquidation.”  If a liquidation occurs, the holders of the Trust Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of claims and obligations of the Trust pursuant to applicable law, distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Trust Preferred Security plus accrued and unpaid distributions thereon to the date of payment.  However, such holders will not receive such distribution if GMAC instead distributes on a ratable basis to the holders of the Trust Preferred Securities Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Preferred Securities outstanding at such time.  See “—Distribution of the Debentures.”

If this distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by the Trust on the Trust Preferred Securities shall be paid on a ratable basis.  The holders of the common securities will be entitled to receive distributions upon any such liquidation on a ratable basis with the holders of the Trust Preferred Securities.  However, if a declaration default (as defined below) has occurred and is continuing, the Trust Preferred Securities will have a preference over the common securities with regard to such distributions.

Pursuant to the Declaration, the Trust will terminate:

(i)  on  December 30, 2064, the expiration of the term of the Trust;

(ii)  upon the bankruptcy of GMAC or the holder of the common securities;

(iii)  upon (a) the filing of a certificate of dissolution or its equivalent regarding GMAC, or (b) the revocation of the charter of GMAC, and the expiration of 90 days after the date of revocation without a reinstatement thereof;

(iv)  upon the entry of a decree of judicial dissolution of any holder of the common securities, GMAC or the Trust;

(v)  subject to obtaining any required regulatory approval, upon the redemption of all the trust securities;

(vi)  subject to obtaining any required regulatory approval, upon the call by GMAC or its affiliates for the exchange of all the then-outstanding Trust Preferred Securities; or

(vii)  upon the distribution of Debentures to holders of Trust Preferred Securities.

Declaration Defaults

An “indenture default” is a default under the Indenture and also constitutes a “declaration default,” which is a default under the Declaration relating to the trust securities.  Pursuant to the Declaration, however, the holder of the common securities will be deemed to have waived any declaration defaults relating to the common securities until all declaration defaults relating to the Trust Preferred Securities have been cured, waived or otherwise eliminated.  Until such declaration defaults relating to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the institutional trustee as to matters under the Declaration, and therefore the Indenture.  In the event that any declaration default relating to the Trust Preferred Securities is waived by the holders of the Trust Preferred Securities as provided in the Declaration, the holders of common securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such declaration default relating to the common securities for all purposes under the Declaration without any further act, vote or consent of the holders of common securities.  See “—Voting Rights.”

If the institutional trustee fails to enforce its rights under the Debentures, any holder of Trust Preferred Securities may directly institute a legal proceeding against GMAC to enforce these rights without first suing the institutional trustee or any other person or entity.  If a declaration default has occurred and is continuing and such event is attributable to the failure of GMAC to pay interest or principal (or premium, if any) on the Debentures on the date such interest or principal (or premium, if any) is otherwise payable, or in the case of redemption, the redemption date, then a holder of Trust Preferred Securities may also bring a direct action.  This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest (or premium, if any) on the Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder on or after the respective due date specified in the Debentures.  Such holder need not first (i) direct the institutional trustee to enforce the terms of the Debentures or (ii) sue GMAC to enforce the institutional trustee’s rights under the Debentures.

In connection with such direct action, GMAC will be subrogated to the rights of such holder of Trust Preferred Securities under the Declaration to the extent of any payment made by GMAC to such holder of Trust Preferred Securities in such direct action.  This means that GMAC will be entitled to payment of amounts that a holder of Trust Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the Trust.  The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

Upon the occurrence of an indenture event of default, the indenture trustee or the institutional trustee, as the sole holder of the Debentures, will have the right under the Indenture to declare the principal of and interest on the Debentures to be immediately due and payable, provided that if such a declaration is not made, the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities then outstanding will have the right to make such declaration.  See “Description of the Debentures—Indenture Events of Default and Acceleration.”  GMAC and the Trust are each required to file annually with the institutional trustee an officers’ certificate as to its compliance with all conditions and covenants under the Declaration.

Voting Rights

Except as described in the next succeeding paragraph, in “—Modification of the Declaration,” and in this prospectus under “Description of the Guarantee—Modification of the Guarantee; Assignment,” and except as provided under the Statutory Trust Act, the Trust Indenture Act, the Declaration and as otherwise required by law, the holders of the Trust Preferred Securities have no voting rights.

So long as any Trust Preferred Securities are outstanding, the vote or consent of the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities, voting separately as a class, shall be necessary for effecting or validating:

•         Any authorization or issuance of equity securities of the Trust ranking senior to the Trust Preferred Securities with respect to either or both of the payment of distributions and/or the distribution of assets on any liquidation, dissolution or winding-up of the Trust;

•         Any amendment, alteration or repeal of any provision of the Indenture or Declaration (including, with certain exceptions, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Trust Preferred Securities; or

•         Any consummation of a binding exchange or reclassification involving the Trust Preferred Securities, unless in each case (x) the Trust Preferred Securities remain outstanding or, in the case of any such merger or consolidation with respect to which GMAC is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and (y) such units remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Trust Preferred Securities immediately prior to such consummation, taken as a whole.

The holders of a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below, including the right to direct the institutional trustee under the Declaration to:

                (i)  direct any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee;

                (ii)  waive any past indenture default that is waivable under Section 5.6 of the Indenture;

                (iii)  exercise any right to rescind or annul an acceleration of the maturity of the Debentures; or

                (iv)  consent to any amendment, modification or termination of the Indenture or the Debentures where such consent is required.

Where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Debentures, or a “super majority,” then only holders of that supermajority of Trust Preferred Securities may direct the institutional trustee to give such consent or take such action.  Further, the institutional trustee can refrain from following any directions of the holders that violate the Declaration or conflict with any applicable rule of law or would involve the institutional trustee in personal liability against which indemnity would, in its opinion, not be adequate.  If the institutional trustee fails to enforce its rights under the Debentures, any record holder of Trust Preferred Securities may directly sue GMAC to enforce the institutional trustee’s rights under the Debentures.  The record holder does not have to sue the institutional trustee or any other person or entity before enforcing his rights.

The institutional trustee is required to notify all holders of the Trust Preferred Securities of any notice of default received from the indenture trustee.  The notice is required to state that the default also constitutes a declaration default.  Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel.  The opinion must be to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the institutional trustee is required under the Indenture for any amendment, modification or termination of the Indenture or the Debentures, the institutional trustee is required to request the written direction of the holders of the trust securities.  Then, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class.  Where any amendment, modification or termination under the Indenture would require the consent of a supermajority, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities.  The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture default by the institutional trustee at the direction of the holders of the Trust Preferred Securities will constitute a waiver of the corresponding declaration default.

Any required approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent.  The administrative trustees will mail to each holder of record of Trust Preferred Securities a notice of any meeting at which such holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken.  Each such notice will include a statement setting forth the following information:

•         the date of such meeting or the date by which such action is to be taken;

•         a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

•         instructions for the delivery of proxies or consents.

No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel Trust Preferred Securities or distribute Debentures in accordance with the Declaration and the terms of the trust securities.

Despite the fact that holders of Trust Preferred Securities are entitled to vote or consent under the circumstances described above, any Trust Preferred Securities that are owned at the time by GMAC or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, GMAC (which shall under no circumstances for this purpose include the U.S. government or any instrumentality or agency thereof), will not be entitled to vote or consent.  Instead, these Trust Preferred Securities will be treated as if they were not outstanding.

The procedures by which holders of Trust Preferred Securities may exercise their voting rights are described below.  See “—Form of Certificates.”

Holders of the Trust Preferred Securities generally have no rights to appoint or remove the administrative trustees.  Instead, these trustees may be appointed, removed or replaced solely by GMAC as the indirect or direct holder of all of the common securities.

Modification of the Declaration

The Declaration may be modified and amended if approved by the administrative trustees, and in certain circumstances, the institutional trustee and the Delaware trustee.  If, however, any proposed amendment provides for, or the administrative trustees otherwise propose to effect:

(i)  any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the Declaration or otherwise or

(ii)  the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration,

then the holders of the trust securities voting together as a single class will be entitled to vote on such amendment or proposal.  Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities affected thereby.  If, however, any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or only the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of trust securities.

Despite the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would:

(i)  cause the Trust to be classified for United States federal income tax purposes as other than a grantor trust,

(ii)  reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act or

(iii)  cause the Trust to be deemed an “investment company” that is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body except as described below.  The Trust may, with the consent of the administrative trustees and without the consent of the holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, provided that:

(i)  such successor entity either:

(a)  expressly assumes all of the obligations of the Trust under the trust securities or

(b)  substitutes for the Trust Preferred Securities other successor securities having substantially the same terms as the Trust Preferred Securities, so long as the successor securities rank the same as the Trust Preferred Securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(ii)  GMAC expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the Debentures;

(iii)  the Trust Preferred Securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted;

(iv)  such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

(v)  such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(vi)  such successor entity has a purpose substantially identical to that of the Trust;

(vii)  prior to such merger, consolidation, amalgamation or replacement, the Trust has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters, to the effect that

(a)  such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b)  following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an “investment company” under the 1940 Act; and

(c)  following such merger, consolidation, amalgamation or replacement, the Trust or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

(viii)  GMAC guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the Guarantee Agreement.

Despite the foregoing, the Trust will not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace, it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Form of Certificates

The Trust Preferred Securities, on original issuance, were issued in the form of definitive, fully registered Trust Preferred Security Certificates (the “Definitive Trust Preferred Security Certificates”).  The Trust Preferred Securities may, upon the instruction of GMAC, be issued in the form of one or more fully registered global Trust Preferred Securities, without distribution coupons (each, a “Global Certificate”).  If so issued, each Global Certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), a securities depositary, and will be registered in the name of DTC or a nominee of DTC.  DTC will thus be the only registered holder of these Trust Preferred Securities and will be considered the sole owner of the Trust Preferred Securities for purposes of the Declaration.

If the Trust Preferred Securities are held as Global Certificates, purchasers of Trust Preferred Securities may hold interests in the global Trust Preferred Securities only through DTC, if they are a participant in the DTC system.  Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee (“participants”).  DTC will maintain accounts showing the Trust Preferred Securities holdings of its participants, and these participants will in turn maintain accounts showing the Trust Preferred Securities holdings of their customers.  Some of these customers may themselves be securities intermediaries holding Trust Preferred Securities for their customers.  Thus, each beneficial owner of a book-entry Trust Preferred Security will hold that Trust Preferred Security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

If the Trust Preferred Securities are held as Global Certificates, the Trust Preferred Securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary.  The actual purchaser of the Trust Preferred Securities will generally not be entitled to have the Trust Preferred Securities represented by the Global Certificates registered in its name and will not be considered the owner under the Declaration.

If the Trust Preferred Securities either become registered under the Securities Act or are eligible to be transferred without restrictions in accordance with Rule 144 or another exemption under the Securities Act, the administrative trustee will cause to be issued new certificates that will not contain the private placement legend and the securities will be freely transferable.  If GMAC determines that Trust Preferred Securities no longer require the private placement legend, it will deliver to the institutional trustee a certificate to that effect, and certificates not bearing the private placement legend will be issued.  While the Trust Preferred Securities do bear the legend, they will be subject to certain restrictions on transfer.

Before registering for transfer or exchange of any Trust Preferred Securities, the institutional trustee, which has been appointed the securities registrar for purposes of registering or transferring the securities, may require an opinion of counsel or other evidence satisfactory that either (1) no portion of the purchase consideration constitutes assets of any “employee benefit plan” subject to Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any plan, account or other arrangement subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any similar provisions, or any entity whose underlying assets are considered to include “plan assets” of any such employee benefit plan or other plan, account or arrangement or (2) the purchase and holding of the Trust Preferred Securities will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable similar law.

In this prospectus, for book-entry Trust Preferred Securities, references to actions taken by securityholders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to securityholders will mean payments and notices of redemption to DTC as the registered holder of the Trust Preferred Securities for distribution to participants in accordance with DTC’s procedures.

If the Trust Preferred Securities are held as Global Certificates, a beneficial owner of book-entry securities represented by a Global Certificate may exchange the securities for Definitive Trust Preferred Security Certificates only if:

                (1)  DTC is unwilling or unable to continue as depositary for such global capital security and GMAC is unable to find a qualified replacement for DTC within 90 days; or

                (2)  the administrative trustees elect after consultation with the Sponsor and subject to the procedures of the DTC to terminate the book entry system through the DTC with respect to the Trust Preferred Securities.

Any Global Certificate that is exchangeable will be exchangeable in whole for definitive Trust Preferred Securities in registered form, with the same terms and of an equal aggregate liquidation amount, in denominations of $1,000 and whole multiples of $1,000.  Definitive Trust Preferred Securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities.  DTC may base its written instruction upon directions it receives from its participants.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency”

registered under Section 17A of the Exchange Act.  The rules applicable to DTC and its participants are on file with the SEC.

GMAC and the administrative trustees will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

If Global Certificates are issued in the future, DTC may discontinue providing its services as securities depositary with respect to the Trust Preferred Securities at any time by giving reasonable notice to the Trust.  Under such circumstances, in the event that a successor securities depositary is not obtained, Trust Preferred Securities certificates are required to be printed and delivered.  Additionally, the administrative trustees, with the consent of GMAC, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the Trust Preferred Securities.  In that event, certificates for the Trust Preferred Securities will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that GMAC and the Trust believe to be reliable, but neither GMAC nor the Trust takes responsibility for the accuracy thereof.

Information Concerning the Institutional Trustee

Prior to the occurrence of a default relating to the trust securities, the institutional trustee undertakes to perform only such duties as are specifically set forth in the Declaration.  After a default, the institutional trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.  The institutional trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Preferred Securities unless offered security and indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred thereby.  Despite the foregoing, the holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration default.  The institutional trustee will not be liable for any special, indirect or consequential loss or damage of any kind (including lost profits), nor will it be responsible or liable for any failure or delay in the performance of its obligations arising out of forces beyond its reasonable control.

Paying Agent

While the Trust Preferred Securities are in definitive form, the following provisions apply:

•         the institutional trustee will act as paying agent and may designate or remove an additional or substitute paying agent at any time;

•         registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment, with the giving of such indemnity as the security registrar may require, in respect of any tax or other government charges that may be imposed in relation to the registration of transfers; and

•         the Trust will not be required to register or cause to be registered the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

Governing Law

The Declaration for all purposes will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an “investment company” under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes.  GMAC is authorized and directed to conduct its affairs so that the Debentures will be treated as indebtedness of GMAC for United States federal income tax purposes.  In this connection, GMAC and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of GMAC, that each of GMAC and the administrative trustees determine in their discretion to be necessary or desirable to achieve such ends, as long as such action does not adversely affect the interests of the holders of the Trust Preferred Securities or vary the terms of the Trust Preferred Securities in any material way.

Holders of the Trust Preferred Securities have no preemptive rights.

DESCRIPTION OF THE DEBENTURES

Set forth below is a description of the specific terms of the Debentures in which the Trust has invested the proceeds from the issuance and sale of the trust securities.  The following description is not intended to be complete and is qualified by the Indenture, dated as of December 30, 2009, between GMAC and The Bank of New York Mellon, a New York banking corporation, as the indenture trustee, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and by the Trust Indenture Act.  Several capitalized terms used herein are defined in the Indenture.  Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Under circumstances discussed more fully below involving the dissolution of the Trust, provided that any required regulatory approval is obtained, the Debentures will be distributed to the holders of the trust securities in liquidation of the Trust.  See “Description of the Trust Preferred Securities—Distribution of the Debentures.”

General

The Debentures were issued as unsecured debt under the Indenture in the aggregate principal amount of $2,747,010,000.  This amount is the sum of the aggregate stated liquidation amount of the Trust Preferred Securities and the common securities of the Trust.

The entire principal amount of the Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest and any additional interest (as described below), on February 15, 2040.

If Debentures are distributed to holders of Trust Preferred Securities in liquidation of such holders’ interests in the Trust, such Debentures may be issued in the form of one or more global securities (as described below) or in certificated form.  As described below under “—Discontinuance of the Depositary’s Services,” Debentures may be issued in certificated form in exchange for a global security.  In the event that Debentures are issued in certificated form, such Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.  Payments on Debentures issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the Debentures.  In the event Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Debentures will be registrable and Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York.  Payment of interest may be made at the option of GMAC by check mailed to the address of the persons entitled thereto.  See “—Book-Entry and Settlement.”

GMAC has not issued, and does not intend to issue, the Debentures to anyone other than the Trust.

Subordination

The Indenture provides that the Debentures are subordinated and junior, both in liquidation and in priority of payment, to the extent specified in the Indenture, to all Senior Indebtedness (as defined below) of GMAC.  This means that no payment of principal, including redemption payments, premium, if any, or interest on the Debentures may be made if:

•         any Senior Indebtedness of GMAC has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•         the maturity of any Senior Indebtedness of GMAC has been accelerated because of a default.

Upon any payment by GMAC or distribution of assets of GMAC to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of GMAC must be paid in full before the holders of Debentures are entitled to receive or retain any payment.  Upon satisfaction of all claims related to all Senior Indebtedness of GMAC then outstanding, the rights of the holders of the Debentures will be subrogated to the rights of the holders of Senior Indebtedness of GMAC to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Debentures are paid in full.

The term “Senior Indebtedness” means, with respect to GMAC, the principal, premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to GMAC, whether or not such claim for post-petition interest is allowed in such proceeding) on and of all indebtedness and obligations in respect of:

(i)  (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by GMAC including all indebtedness (whether now or hereafter outstanding) issued under the subordinated debt indenture, dated as of December 31, 2008, between GMAC and The Bank of New York Mellon, as trustee, as the same may be amended, modified or supplemented from time to time;

(ii)  all capital lease obligations of GMAC;

(iii)  all obligations of GMAC issued or assumed as the deferred purchase price of property, all conditional sale obligations of GMAC and all obligations of GMAC under any conditional sale or title retention agreement;

(iv)  all obligations, contingent or otherwise, of GMAC in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

(v)  all obligations of GMAC in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or options contracts and other similar agreements;

(vi)  all obligations of the type referred to in clauses (i) through (v) above of other persons for the payment of which GMAC is responsible or liable as obligor, guarantor or otherwise; and

(vii)  all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of GMAC, whether or not such obligation is assumed by GMAC;

except that Senior Indebtedness does not include:

(i)  any indebtedness issued under the Indenture;

(ii)  any guarantee entered into by GMAC in respect of any preferred securities, capital securities or preference stock of the Trust (or any similar trust established for the purpose of issuing trust preferred securities in connection with the issuance of additional securities under the Indenture);

(iii)  any accounts payable or other liabilities to trade creditors (including guarantees thereof or instruments evidencing such liabilities); or

(iv)  any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with, the Debentures and the issuance of which does not at the time of issuance prevent the Debentures from qualifying for tier 1 capital treatment (irrespective of any limits on the amount of GMAC’s tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations, or has received the concurrence or approval of the FRB.

The Debentures rank senior to all of GMAC’s equity securities, including preferred stock.

The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by GMAC.

Notwithstanding the above and anything to the contrary in this prospectus, holders of Senior Indebtedness do not have any rights under the Indenture to enforce any of the covenants in the Indenture.

Optional Redemption

GMAC will have the right to redeem the Debentures, in whole or in part, from time to time, (i) on or after December 30, 2014, (ii) at any time while the Trust Preferred Securities or the Debentures are held by the U.S. government as part of assistance provided to GMAC under TARP or a similar or related U.S. government program or (iii) at any time upon the occurrence of a Special Event, upon not less than 30 nor more than 60 days’ notice and, with respect to a redemption upon a Special Event, within 90 days following the occurrence of such Special Event.

GMAC may not redeem the Debentures unless it receives the prior approval of the FRB to do so, if such approval is then required by the FRB.

The redemption price will be equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date.  If the Trust Preferred Securities are listed on a national securities exchange and a partial redemption of the Trust Preferred Securities resulting from a partial redemption of the Debentures would result in the delisting of the Trust Preferred Securities, GMAC may only redeem the Debentures in whole.

Interest

The Debentures bear interest at the annual rate of 8.00%, from and including December 30, 2009, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning  February 15, 2010.  Each date on which interest is payable is called an “interest payment date.”  Interest will be paid to the person in whose name such Debentures are registered, with limited exceptions, at the close of business on the business day preceding such interest payment date.  In the event the Debentures shall be held in book-entry form by a party other than the institutional trustee of the Trust, the record date shall be the date 15 days prior to the interest payment date, or such other record date fixed by the administrative trustees that is not more than 60 nor less than 10 days prior to such interest payment date.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.  The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed in a partial month in such period.  In the event that any date on which interest is payable on the Debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay, except that if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Period

GMAC has the right to defer interest payments by extending the interest payment period for an extension period not exceeding 20 consecutive quarterly interest periods, so long as no event of default is continuing.  However, no extension period may extend beyond the maturity of the Debentures.  At the end of any extension period, GMAC will pay all interest then accrued and unpaid, including any additional interest as described under “—Additional Interest” below, together with interest thereon compounded quarterly at the rate specified for the Debentures to the extent permitted by applicable law.  An extension period begins in the quarter in which notice of the extension period is given.

During any such extension period:

                (i)  GMAC and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of GMAC’s capital stock or make any guarantee payment with respect thereto other than:

(a)  redemptions, purchases, or other acquisitions of shares of capital stock of GMAC in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b)  the acquisition by GMAC or any of its subsidiaries of record ownership in capital stock of GMAC for the beneficial ownership of any other persons (other than GMAC or any of its subsidiaries), including trustees or custodians;

(c)  as a result of an exchange or conversion of any class or series of GMAC’s capital stock for any other class or series of GMAC’s capital stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to or on December 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of GMAC;

(d)  distributions by or among any wholly owned subsidiary of GMAC;

(e)  redemptions of securities held by GMAC or any wholly owned subsidiary of GMAC; and

(f)  unpaid tax distributions to holders of membership interests of GMAC LLC pursuant to Section 4(b) of GMAC LLC’s Plan of Conversion, dated June 30, 2009; and

                (ii)  GMAC and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any Junior Subordinated Indebtedness other than:

(a)  redemptions, purchases or other acquisitions of Junior Subordinated Indebtedness in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b)  the acquisition by GMAC or any of its subsidiaries of record ownership in Junior Subordinated Indebtedness for the beneficial ownership of any other persons (other than GMAC or any of its subsidiaries), including trustees or custodians;

(c)  as a result of an exchange or conversion of any class or series of Junior Subordinated Indebtedness for any other class or series of Junior Subordinated Indebtedness;

(d)  redemptions of securities held by GMAC or any wholly owned subsidiary of GMAC; and

(e)  any payment of interest on Junior Subordinated Indebtedness paid pro rata with interest paid on the Debentures such that the respective amounts of such payments made shall bear the same ratio to each other as all accrued but unpaid interest per like-amount of Debentures and all Junior Subordinated Indebtedness bear to each other.

The foregoing, however, will not apply to any stock dividends paid by GMAC where the dividend stock is the same stock as that on which the dividend is being paid, or dividends or distributions by or other transactions solely among GMAC and any wholly owned subsidiary of GMAC or solely among wholly owned subsidiaries of GMAC. Prior to the termination of any extension period, GMAC may further defer payments of interest by extending such extension period.  Such extension period, including all such previous and further extensions, however, may not exceed 20 consecutive quarterly interest periods, including the quarterly interest period in which notice of such extension period is given.  No extension period, however, may extend beyond the maturity of the Debentures.  Upon the termination of any extension period and the payment of all amounts then due, GMAC may commence a new extension period, if consistent with the terms set forth in this section.  No interest during an extension period, except at the end of such period, shall be due and payable.  However, GMAC has the right to prepay accrued interest during an extension period.

GMAC has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures.  If the institutional trustee is the sole holder of the Debentures, GMAC will give the administrative trustees and the institutional trustee notice of its selection of such extension period at least one business day prior to the earlier of:

(i)  the date distributions on the Trust Preferred Securities would be payable, if not for such extension period, or

(ii)  the date the administrative trustees are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Trust Preferred Securities of the record date or the date such distributions would be payable, if not for such extension period;

provided, that, in any event, GMAC is not required to give the administrative trustees or the institutional trustee notice of its selection of such extension period more than 15 business days, and must give such notice no less than 5 business days, before the next succeeding interest payment date on the Debentures.  The administrative trustees will give notice of GMAC’s selection of such extension period to the holders of the Trust Preferred Securities.  If the institutional trustee is not the sole holder of the Debentures, GMAC will give the holders of the Debentures notice of its selection of such extension period at least ten business days before the earlier of:

(i)  the next succeeding interest payment date; or

(ii)  the date upon which GMAC is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Debentures of the record or payment date of such related interest payment.

provided, that, in any event, GMAC is not required to give the holders of the Debentures notice of its selection of such extension period more than 15 business days, and must give such notice no less than 5 business days, before the next succeeding interest payment date.

Additional Interest

If at any time the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other taxing authority, then GMAC will be required to pay additional interest on the Debentures.  The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.  This means that the Trust will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.

Indenture Events of Default and Acceleration

The Indenture provides that the following are “indenture events of default” relating to the Debentures:

(i)  failure to pay in full interest accrued on any Debenture upon the conclusion of a period consisting of 20 consecutive quarters commencing with the earliest quarter for which interest (including interest accrued on deferred payments) has not been paid in full and continuance of such failure to pay for a period of 30 days; or

(ii)  specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of GMAC.

If any indenture event of default shall occur and be continuing, the indenture trustee or the institutional trustee, as the sole holder of the Debentures, will have the right to declare the principal of all the Debentures then outstanding to be immediately due and payable, upon which the principal and the interest on the Debentures, including any compound interest and any additional interest, and any other amounts payable under the Indenture shall be immediately due and payable.  The institutional trustee may also enforce its other rights as a creditor relating to the Debentures.

If, upon an indenture event of default, the indenture trustee or the institutional trustee, as the sole holder of the Debentures, fails to declare the principal of all the Debentures then outstanding to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities then outstanding will have the right to do so.

Indenture Defaults

The Indenture provides that the following are “indenture defaults” relating to the Debentures:

(i)  an indenture event of default;

(ii)  a default in the payment of the principal of, or premium, if any, on, any Debenture when and as the same shall become payable;

(iii)  a default for 30 days in the payment of any installment of interest on any Debenture when and as the same shall become payable (taking into account any extension period);

(iv)  a default for 90 days after written notice in the performance of any other covenant in respect of the Debentures; and

(v)  the Trust shall have voluntarily or involuntarily dissolved, wound up its business or otherwise terminated its existence, except in connection with (a) the distribution of the Debentures to holders of the trust securities in liquidation of their interests in the Trust, (b) the redemption of all of the outstanding trust securities or (c) certain mergers, consolidations or amalgamations of the Trust.

There is no right of acceleration with respect to indenture defaults, except for indenture defaults that are indenture events of default. An indenture default also constitutes a declaration default. The holders of Trust Preferred Securities in limited circumstances have the right to direct the institutional trustee to exercise its rights as the holder of the Debentures. See “Description of the Trust Preferred Securities—Declaration Defaults” and “—Voting Rights.”

Any deferral of interest on the Debentures made in accordance with the provisions described above in “—Option to Extend Interest Payment Period” will not constitute a default under the Indenture for the Debentures.

The indenture trustee may withhold notice to the holders of the Debentures of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders.

Despite the foregoing, if a declaration default has occurred and is continuing and such event is attributable to the failure of GMAC to pay interest or principal on the Debentures when such interest or principal is payable, GMAC acknowledges that, in such event, a holder of Trust Preferred Securities may sue for payment on or after the respective due date specified in the Debentures.  Despite any payment made to such holder of Trust Preferred Securities by GMAC in connection with a direct action, GMAC shall remain obligated to pay the principal of or interest on the Debentures held by the Trust or the institutional trustee of the Trust.  GMAC shall be subrogated to the rights of the holder of such Trust Preferred Securities relating to payments on the Trust Preferred Securities to the extent of any payments made by GMAC to such holder in any direct action.  The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

Modifications and Amendments

Modifications and amendments to the Indenture through a supplemental indenture may be made by GMAC and the indenture trustee with the consent of the holders of a majority in principal amount of the Debentures at the time outstanding (or, with respect to certain actions, without such consent).  However, no such modification or amendment may, without the consent of the holder of each Debenture affected thereby:

(i)  modify the terms of payment of principal, premium, if any, or interest on such Debentures;

(ii)  reduce the percentage of holders of Debentures necessary to modify or amend the Indenture or waive compliance by GMAC with any covenant or past default; or

(iii)  remove or impair the rights of any holder of a Debenture to bring a direct action against GMAC upon the occurrence of certain indenture defaults.  (See “—Indenture Defaults” above.)

If the Debentures are held by the Trust or a trustee of the Trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of trust securities of the Trust shall have consented to such supplemental indenture.  If the consent of the holder of each outstanding Debenture is required, such supplemental indenture shall not be effective until each holder of the trust securities of the Trust shall have consented to such supplemental indenture.

Discharge and Defeasance

GMAC may discharge most of its obligations under the Indenture to holders of the Debentures if such Debentures have not already been delivered to the indenture trustee for cancellation and either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year.  GMAC discharges its obligations by depositing with the indenture trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding Debentures and to make any mandatory scheduled installment payments thereon when due.

Unless otherwise specified in this prospectus relating to the Debentures, GMAC, at its option:

(i)  will be released from any and all obligations in respect of the Debentures, which is known as “defeasance and discharge”; or

(ii)  need not comply with certain covenants specified herein regarding the Debentures, which is known as “covenant defeasance.”

If GMAC exercises its covenant defeasance option, the failure to comply with any defeased covenant and any default in the applicable resolution of the board of directors or supplemental indenture will no longer be a default under the Indenture.

To exercise either its defeasance and discharge or covenant defeasance option, GMAC must:

(i)  deposit with the indenture trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay all the principal of and premium, if any, and any interest on the Debentures when such payments are due; and

(ii)  deliver an opinion of counsel (that, in the case of a defeasance and discharge, must be based upon a ruling or administrative pronouncement of the Internal Revenue Service (the “IRS”), or a change in applicable U.S. federal income tax law) to the effect that the holders of the Debentures will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be required to pay U.S. federal income tax in the same manner as if such defeasance had not occurred.

When there is a defeasance and discharge, the Indenture will no longer govern the Debentures, GMAC will no longer be liable for payment, and the holders of such Debentures will be entitled only to the deposited funds.  When there is a covenant defeasance, however, GMAC will continue to be obligated for payments when due if the deposited funds are not sufficient to pay the holders.

The obligations under the Indenture to pay all expenses of the Trust, to register the transfer or exchange of Debentures, to replace mutilated, defaced, destroyed, lost or stolen Debentures, and to maintain paying agents and hold monies for payment in trust will continue even if GMAC exercises its defeasance and discharge or covenant defeasance option.

Concerning the Indenture Trustee

GMAC and certain of its subsidiaries may also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the indenture trustee in the ordinary course of business.

Consolidation, Merger and Sale of Assets

The Indenture provides that GMAC will not consolidate with or merge into another corporation or convey, transfer or lease its assets substantially as an entirety unless:

                (i)  the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all Debentures issued thereunder and the performance of every other covenant of the Indenture on the part of GMAC; and

                (ii)  immediately thereafter no default and no event that, after notice or lapse of time, or both, would become an indenture default, shall have happened and be continuing.

Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for GMAC under the Indenture.  Thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Debentures.

Book-Entry and Settlement

The Debentures, on original issuance, were issued as definitive certificates.  If distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, (i) if any global certificates have been issued, the Debentures will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee with respect to such certificates and (ii) any definitive certificates representing the Trust Preferred Securities (except any Trust Preferred Securities held by DTC, its nominee or any other clearing agency or its nominee) will be deemed to represent beneficial interests in the Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, the Trust Preferred Securities, and accrued and unpaid interest equal to accrued and unpaid distributions on such Trust Preferred Securities until such certificates are presented to GMAC or its agent for transfer or reissue

Each global certificate is referred to as a “global security.”  Except under the limited circumstances described below under “—Discontinuance of the Depositary’s Services,” Debentures represented by a global security will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form.  The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of Debentures in definitive form and will not be considered the holders, as defined in the Indenture, of the global security for any purpose under the Indenture.  A global security representing Debentures is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee.  This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

The Depositary

If Debentures are issued in the form of a global certificate, DTC will act as securities depositary for the Debentures.  As of the date of this prospectus, the description in this prospectus of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the Trust Preferred Securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC.  GMAC may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities.  For a description of DTC and the specific terms of the depositary arrangements, see “Description of the Trust Preferred Securities—Form of Certificates.”

None of GMAC, the Trust, the indenture trustee, any paying agent and any other agent of GMAC or the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary’s Services

A global security shall be exchangeable for Debentures registered in the names of persons other than the depositary or its nominee only if:

                (i)  the depositary notifies GMAC that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed;

                (ii)  the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed; or

        (iii)  GMAC, in its sole discretion, determines that such global security shall be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the depositary shall direct.  It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Certain Covenants

If there shall have occurred and be continuing a default under the Indenture, or GMAC shall have given notice of its election to defer payments of interest on the Debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing, then:

(i)  GMAC and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of GMAC’s capital stock or make any guarantee payment with respect thereto other than:

(a)  redemptions, purchases, or other acquisitions of shares of capital stock of GMAC in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b)   the acquisition by GMAC or any of its subsidiaries of record ownership in capital stock of GMAC for the beneficial ownership of any other persons (other than GMAC or any of its subsidiaries), including trustees or custodians;

(c)  as a result of an exchange or conversion of any class or series of GMAC’s capital stock for any other class or series of GMAC’s capital stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to or on December 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of GMAC;

(d)  distributions by or among any wholly owned subsidiary of GMAC;

(e)  the redemption of securities held by GMAC or any wholly owned subsidiary of GMAC; and

(f)  unpaid tax distributions to holders of membership interests of GMAC LLC pursuant to Section 4(b) of GMAC LLC’s Plan of Conversion, dated June 30, 2009; and

(ii)  GMAC and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any Junior Subordinated Indebtedness other than:

(a)  redemptions, purchases or other acquisitions of Junior Subordinated Indebtedness in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b)  the acquisition by GMAC or any of its subsidiaries of record ownership in Junior Subordinated Indebtedness for the beneficial ownership of any other persons (other than GMAC or any of its subsidiaries), including trustees or custodians;

(c)  as a result of an exchange or conversion of any class or series of Junior Subordinated Indebtedness for any other class or series of Junior Subordinated Indebtedness;

(d)  redemptions of securities held by GMAC or any wholly owned subsidiary of GMAC; and

(e)  any payment of interest on Junior Subordinated Indebtedness paid pro rata with interest paid on the Debentures such that the respective amounts of such payments made shall bear the same ratio to each other as all accrued but unpaid interest per like-amount of Debentures and all Junior Subordinated Indebtedness bear to each other.

                These restrictions, however, will not apply to any stock dividends paid by GMAC where the dividend stock is the same stock as that on which the dividend is being paid, or dividends or distributions by or other transactions solely among GMAC and any wholly owned subsidiary of GMAC or solely among wholly owned subsidiaries of GMAC.

So long as the trust securities remain outstanding, GMAC will covenant to:

                (i)  directly or indirectly maintain 100% ownership of the common securities of the Trust, unless a permitted successor of GMAC succeeds to its ownership of the common securities;

                (ii)  not voluntarily dissolve, wind-up or terminate the Trust, except in connection with:

                (a)  a distribution of Debentures upon a Special Event; or

                (b)  mergers, consolidations or amalgamations permitted by the Declaration;

                (iii)  timely perform its duties as sponsor of the Trust;

(iv)  use its reasonable efforts to cause the Trust to:

(a)  remain a statutory trust, except in connection with the distribution of Debentures to the holders of trust securities in liquidation of their interests in the Trust, the redemption of all of the trust securities of the Trust, or mergers, consolidations or amalgamations permitted by the Declaration of the Trust, and

(b) otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

                (v)  not knowingly take any action that would cause the Trust to not be classified as a grantor trust for U.S. federal income tax purposes.

Governing Law

                The Indenture and the Debentures for all purposes are governed by and construed in accordance with the laws of the State of New York.

Fees and Expenses

The Indenture provides that GMAC will pay certain fees and expenses of the Trust, including all fees and expenses related to:

                (i)  the issuance of the Debentures to the Trust and the offering and sale of trust securities by the Trust;

                (ii)  the organization, maintenance and dissolution of the Trust;

                (iii)  the retention of the administrative trustees; and

                (iv)  the enforcement by the institutional trustee of the rights of the holders of the Trust Preferred Securities.

DESCRIPTION OF THE GUARANTEE

Set forth below is a summary of information concerning the Guarantee that has been executed and delivered by GMAC for the benefit of the holders of Trust Preferred Securities. The Bank of New York Mellon is acting as the guarantee trustee. The terms of the Guarantee are those set forth in the Guarantee and those made part of the Guarantee by reference to the Trust Indenture Act. The summary is not intended to be complete and is qualified in all respects by the provisions of the Guarantee Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. The Guarantee is held by the guarantee trustee for the benefit of the holders of the Trust Preferred Securities.

General

Pursuant to and to the extent set forth in the Guarantee Agreement, GMAC irrevocably and unconditionally agrees to pay in full to the holders of the Trust Preferred Securities, except to the extent paid by the Trust, as and when due, to the extent the Trust has funds available, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

                (i)  any accrued and unpaid distributions that are required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available for such distributions;

                (ii)  the redemption price of $1,000 per Trust Preferred Security, plus all accrued and unpaid distributions to the date of redemption, to the extent the Trust has funds available for such redemptions, relating to any Trust Preferred Securities called for redemption by the Trust; and

                (iii)  upon a voluntary or involuntary dissolution, winding-up or termination of the Trust, other than in connection with the distribution of Debentures to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities upon the maturity or redemption of all of the Debentures, the lesser of:

(a)  the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities to the date of payment, or

(b)  the amount of assets of the Trust remaining for distribution to holders of the Trust Preferred Securities in liquidation of the Trust.

GMAC’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by GMAC to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

The Guarantee does not apply to any payment of distributions or redemption price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust has funds available for such payments.  If GMAC does not make interest payments on the Debentures, the Trust will not pay distributions on the Trust Preferred Securities and will not have funds available for such payments.  GMAC’s obligations in respect of the Guarantee are subordinated, both in liquidation and in priority of payment, to Senior Indebtedness of GMAC to the same extent that the Debentures are subordinated to Senior Indebtedness of GMAC.  See “Description of the Debentures.”

Important Covenants of GMAC

In the Guarantee Agreement, GMAC covenants that, so long as any Trust Preferred Securities remain outstanding, if there shall have occurred any event that would constitute a default under the Indenture, then:

                (i)  GMAC and any of its subsidiaries (except a subsidiary that is a depository institution or a subsidiary of a depository institution) shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of GMAC’s capital stock or make any guarantee payment with respect thereto other than:

(a)  redemptions, purchases, or other acquisitions of shares of capital stock of GMAC in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b)  the acquisition by GMAC or any of its subsidiaries of record ownership in capital stock of GMAC for the beneficial ownership of any other persons (other than GMAC or any of its subsidiaries), including trustees or custodians;

(c)  as a result of an exchange or conversion of any class or series of GMAC’s capital stock for any other class or series of GMAC’s capital stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into on or prior to December 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of GMAC;

(d)  distributions by or among any wholly owned subsidiary of GMAC;

(e)  redemptions of securities held by GMAC or any wholly owned subsidiary of GMAC; and

(f)  unpaid tax distributions to holders of membership interests of GMAC LLC pursuant to Section 4(b) of GMAC LLC’s Plan of Conversion, dated June 30, 2009; and

                (ii)  GMAC and any of its subsidiaries (except a subsidiary that is a depository institution or a subsidiary of a depository institution) will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any Junior Subordinated Indebtedness other than:

(a)  redemptions, purchases or other acquisitions of Junior Subordinated Indebtedness in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b)  the acquisition by GMAC or any of its subsidiaries of record ownership in Junior Subordinated Indebtedness for the beneficial ownership of any other persons (other than GMAC or any of its subsidiaries), including trustees or custodians;

(c)  as a result of an exchange or conversion of any class or series of Junior Subordinated Indebtedness for any other class or series of Junior Subordinated Indebtedness;

(d)  redemptions of securities held by GMAC or any wholly owned subsidiary of GMAC; and

(e)  any payment of interest on Junior Subordinated Indebtedness paid pro rata with interest paid on the Debentures such that the respective amounts of such payments made shall bear the same ratio to each other as all accrued but unpaid interest per like-amount of Debentures and all Junior Subordinated Indebtedness bear to each other.

The above restrictions, however, will not apply to any stock dividends paid by GMAC where the dividend stock is the same stock as that on which the dividend is being paid, or dividends or distributions by or other transactions solely among GMAC and any wholly owned subsidiary of GMAC or solely among wholly owned subsidiaries of GMAC.

Modification of the Guarantee; Assignment

The Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities.  No vote will be required, however, for any changes that do not adversely affect the rights of holders of Trust Preferred Securities.  The Guarantee Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of GMAC.  The

Guarantee is not assignable without the prior written consent of all other parties to the Guarantee, except in limited circumstances permitted by the Indenture.

Events of Default

An event of default under the Guarantee will occur upon the failure of GMAC to perform any of its payment or other obligations required by the Guarantee Agreement.  The holders of a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the Guarantee Agreement or to direct the exercise of any trust or power conferred upon the guarantee trustee under the Guarantee Agreement, unless (i) such direction is in conflict with any rule of law or with the Guarantee Agreement; or (ii) the guarantee trustee declines to follow any such direction because it determines in good faith that the proceeding so directed would involve the guarantee trustee in personal liability, against which adequate indemnity, in its opinion, has not been provided.

If the guarantee trustee fails to enforce its rights under the Guarantee Agreement, any holder of related Trust Preferred Securities may directly sue GMAC to enforce the guarantee trustee’s rights under the Guarantee Agreement without first suing the Trust, the guarantee trustee or any other person or entity.  A holder of Trust Preferred Securities may also directly sue GMAC to enforce such holder’s right to receive payment under the Guarantee Agreement without first (i) directing the guarantee trustee to enforce the terms of the Guarantee Agreement or (ii) suing the Trust or any other person or entity.

GMAC will be required to provide to the guarantee trustee such documents, reports and information as required by the Trust Indenture Act.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to the Guarantee, the guarantee trustee undertakes to perform only such duties as are specifically set forth in the Guarantee Agreement.  After such default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.  Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Trust Preferred Securities unless it is offered security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.  However, the foregoing shall not relieve the guarantee trustee, upon the occurrence of an event of default, of its obligations to exercise the rights and powers vested in it by the Guarantee Agreement.

Termination of the Guarantee

The Guarantee will terminate upon full payment of the redemption price of all Trust Preferred Securities, upon distribution of the Debentures to the holders of all of the Trust Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust.  The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee Agreement.

Status of the Guarantee

The Guarantee constitutes an unsecured obligation of GMAC and ranks:

•         junior in liquidation and in priority of payment to all Senior Indebtedness of GMAC to the same extent provided in the Indenture with respect to the Debentures; and

•         equally with all other enhanced trust preferred security guarantees and related junior subordinated debt securities that GMAC issues in the future.

The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities by acceptance of such securities agrees to the subordination provisions and other terms of the Guarantee Agreement.

The Guarantee constitutes a guarantee of payment and not of collection.  This means that the guaranteed party may directly sue GMAC to enforce its rights under the Guarantee without suing any other person or entity.

Governing Law

The Guarantee Agreement for all purposes is governed by and construed in accordance with the laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE DEBENTURES AND THE GUARANTEE

As set forth in the Declaration, the sole purpose of the Trust is to issue the trust securities and to invest the proceeds from such issuance in the Debentures.

As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•         the aggregate principal amount of Debentures is equal to the aggregate stated liquidation amount of the trust securities;

•         the interest rate and the interest and other payment dates on the Debentures match the distribution rate and distribution and other payment dates for the Trust Preferred Securities;

•         under the Indenture, GMAC will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust other than those relating to the trust securities; and

•         the Declaration further provides that the administrative trustees may not cause or permit the Trust to engage in any activity that is not consistent with the purposes of the Trust.

Payments of distributions, to the extent the Trust has funds available therefor, and other payments due on the Trust Preferred Securities, to the extent the Trust has funds available therefor, are guaranteed by GMAC to the extent described in this prospectus.  If GMAC does not make interest payments on the Debentures, the Trust will not have sufficient funds to pay distributions on the Trust Preferred Securities.  The Guarantee is a subordinated guarantee in relation to the Trust Preferred Securities.  The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.  See “Description of the Guarantee.”

The Guarantee covers the payment of distributions and other payments on the Trust Preferred Securities only if and to the extent that GMAC has made a payment of interest or principal or other payments on the Debentures.  The Guarantee, when taken together with GMAC’s obligations under the Debentures and the Indenture and its obligations under the Declaration, provides a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Trust Preferred Securities.

If GMAC fails to make interest or other payments on the Debentures when due, taking account of any extension period, the Declaration allows the holders of the Trust Preferred Securities to direct the institutional trustee to enforce its rights under the Debentures.  If the institutional trustee fails to enforce these rights, any holder of Trust Preferred Securities may directly sue GMAC to enforce such rights without first suing the institutional trustee or any other person or entity.  See “Description of the Trust Preferred Securities—Declaration Defaults” and “—Voting Rights.”  Although various events may constitute defaults under the Indenture, a default that is not an “event of default” will not trigger the acceleration of principal and interest on the Debentures.  Such acceleration of principal and interest will occur only upon GMAC’s failure to pay in full all interest accrued upon the conclusion of an extension period of 20 quarters (five years) or as a result of specified events of bankruptcy, insolvency or reorganization of GMAC.  See “Description of the Debentures—Indenture Events of Default and Acceleration.”

A holder of Trust Preferred Securities may institute a direct action if a declaration default has occurred and is continuing and such event is attributable to the failure of GMAC to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable.  A direct action may be brought without first (1) directing the institutional trustee to enforce the terms of the Debentures or (2) suing GMAC to enforce the institutional trustee’s rights under the junior subordinated debt securities.  In connection with such direct action, GMAC will be subrogated to the rights of such holder of Trust Preferred Securities under the Declaration to the extent of any payment made by GMAC to such holder of Trust Preferred Securities.  Consequently, GMAC will be entitled to payment of amounts that a holder of Trust Preferred Securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the Trust.

GMAC acknowledges that the guarantee trustee will enforce the Guarantee on behalf of the holders of the Trust Preferred Securities.  If GMAC fails to make payments under the Guarantee, the Guarantee allows the holders of the Trust Preferred Securities to direct the guarantee trustee to enforce its rights thereunder.  If the guarantee trustee fails to enforce the Guarantee, any holder of Trust Preferred Securities may directly sue GMAC to enforce the guarantee trustee’s rights under the Guarantee.  Such holder need not first sue the Trust, the guarantee trustee, or any other person or entity.  A holder of Trust Preferred Securities may also directly sue GMAC to enforce such holder’s right to receive payment under the Guarantee.  Such holder need not first (i) direct the guarantee trustee to enforce the terms of the Guarantee or (ii) sue the Trust or any other person or entity.

GMAC and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by GMAC of payments due on the Trust Preferred Securities.  See “Description of the Guarantee—General.”

USE OF PROCEEDS

GMAC will not receive any proceeds from the sale of the securities.  All proceeds of any sale will go to the selling securityholders.

SELLING SECURITYHOLDERS

The selling securityholders may include (i) the Treasury, which acquired all of the Trust Preferred Securities from us on December 30, 2009 in a private placement exempt from the registration requirements of the Securities Act, and (ii) any other person or persons holding Trust Preferred Securities to whom the Treasury has transferred its registration rights under the terms of the Purchase Agreement.  The Treasury is required to notify us in writing of any such transfer of its registration rights within ten days after the transfer, including the name and address of the transferee and the number and type of securities with respect to which the registration rights have been assigned.  As of the date of this prospectus, the Treasury has not notified us of any such transfer.  Accordingly, we believe that the Treasury currently holds record and beneficial ownership of 100% of the outstanding Trust Preferred Securities offered by this prospectus.

The securities to be offered under this prospectus for the account of the selling securityholders may include 2,667,000 Trust Preferred Securities, representing 100% of the Trust Preferred Securities outstanding on the date of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process.  Under this shelf registration process, the selling securityholders may from time to time sell or otherwise dispose of the securities described in this prospectus in one or more offerings.  Each time the selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  For purposes of this prospectus, we have assumed that, after completion of the offering or series of offerings, none of the securities offered by this prospectus will be held by the selling securityholders.

We do not know when or in what amounts the selling securityholders may offer the securities for sale.  The selling securityholders might not sell any or all of the securities offered by this prospectus.  Because the selling securityholders may offer all or some of the securities pursuant to this offering and because, to our knowledge, no sale of any of the securities is currently subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

 The only potential selling securityholder whose identity we are currently aware of is the Treasury.  Our relationship with the Treasury includes, among other things, (i) the transactions and arrangements entered into in connection with the Treasury’s acquisition of Trust Preferred Securities from the Trust and GMAC, (ii) the transactions and arrangements entered into in connection with the Treasury’s acquisition of approximately $11.4 billion in aggregate liquidation preference of our Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2; (iii) the arrangements established by the Amended and Restated Governance Agreement, dated as of May 21, 2009, by and among GMAC, the Treasury and GMAC’s other common stockholders (the “Governance Agreement”); (iv) the Master Transaction Agreement entered into between GMAC, the Treasury, Chrysler and U.S. Dealer Automotive Receivables Transition LLC on May 21, 2009, in connection with the Master Automotive Financing Agreement between GMAC and Chrysler; and (5) the Treasury’s ownership of approximately 56.3% of GMAC’s outstanding Common Stock.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholders may sell all or a portion of the securities beneficially owned by them and offered by this prospectus from time to time directly or through one or more underwriters, broker-dealers or agents. If securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions that may involve crosses or block transactions.  The selling securityholders may use any one or more of the following methods when selling units of the Trust Preferred Securities:

•         on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•         in the over-the-counter market;

•         in transactions other than on these exchanges or systems or in the over-the-counter market;

•         through the writing of options, whether such options are listed on an options exchange or otherwise;

•         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         block trades in which the broker-dealer will attempt to sell the units as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•         an exchange distribution in accordance with the rules of the applicable exchange;

•         privately negotiated transactions;

•         broker-dealers may agree with the selling securityholders to sell a specified number of such units at a stipulated price per unit;

•         a combination of any such methods of sale; or

•         any other method permitted pursuant to applicable law.

The selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales.  If the selling securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders, or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent will be in amounts to be negotiated, which are not expected to be in excess of those customary in the types of transactions involved.

In connection with sales of securities, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions.  The selling securityholders may also loan or pledge securities to broker-dealers that in turn may sell such units.  The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of units offered by this prospectus, which units such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the identification of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.  The selling securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed that will set forth (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of securities involved, (iii) the price at which such securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and (v) any other facts material to the transaction.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

Under the securities laws of some states, the securities covered by this prospectus may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the securities may not be sold unless such units have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

If a selling securityholder uses this prospectus for any sale of securities, it will be subject to the prospectus delivery requirements of the Securities Act.  The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to such securities.  All of the foregoing may affect the marketability of the securities covered by this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Pursuant to the Purchase Agreement, we will pay substantially all expenses of the registration of the securities covered by this prospectus, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the Purchase Agreement, or the selling securityholders will be entitled to contribution.  We have agreed under the Purchase Agreement to cause such of our managers and senior executive officers to execute customary lock-up agreements in such form and for such time period up to 90 days as may be requested by a managing underwriter with respect to an underwritten offering of securities covered by this prospectus.

We do not intend to apply for listing of the Trust Preferred Securities on any securities exchange or for inclusion of the Trust Preferred Securities in any automated quotation system unless we are requested to do so by the Treasury.  No assurance can be given as to the liquidity of the trading market, if any, for the Trust Preferred Securities.

LEGAL MATTERS

Richards, Layton & Finger, P.A., special Delaware counsel to GMAC and the Trust, has opined on certain matters of Delaware law relating to the validity of the Trust Preferred Securities. Wachtell, Lipton, Rosen & Katz has opined on the validity of the Debentures and the Guarantee.

EXPERTS

The consolidated financial statements of GMAC incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K and the effectiveness of GMAC’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

GMAC Capital Trust I

2,667,000 8.00% Trust Preferred Securities,

Liquidation Amount $1,000 Per Trust Preferred Security

Guaranteed to the extent set forth herein by

GMAC INC.

_______________________________

PROSPECTUS

___________________________

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities (other than any underwriting discounts or commissions) covered by the registration statement of which this prospectus is a part.  GMAC will bear all of these expenses.

SEC Registration Fees*	$190,157
Printing and distribution expenses*	15,000
Legal fees and expenses*	50,000
Accounting fees and expenses*	25,000
Miscellaneous*	5,000
Total	$285,157

*Estimated solely for the purpose of this Item.  Actual expenses may be more or less.

Item 15.  Indemnification of Directors and Officers

                Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or “DGCL,” empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

                Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

                Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.  Section D of Article VIII of GMAC’s Certificate of Incorporation provides that GMAC shall indemnify its directors and officers to the fullest extent permitted by the DGCL, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable to GMAC, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                Section A of Article VIII of GMAC’s Certificate of Incorporation provides that no director of GMAC shall be liable to the company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for any breach of such director’s duty of loyalty to the company or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of a law; or for any transaction from which such director derived an improper personal benefit.

                The Declaration provides that no institutional trustee or any of its affiliates, Delaware trustee or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative custodian, nominee or agent of the institutional trustee or the Delaware trustee (each a “Fiduciary Indemnified Person”), and no administrative trustee, affiliate of any administrative trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any administrative trustee, or any employee or agent of the Trust or its affiliates (each a “Company Indemnified Person”) shall be liable, responsible or accountable in damages or otherwise to the Trust, any affiliate of the Trust or any holder of securities issued by the Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of the Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by the Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any and all loss, liability, claim or damage incurred by reason of such Fiduciary Indemnified Person’s or Company Indemnified Person’s gross negligence, bad faith or willful misconduct with respect to such acts or omissions.

                The Declaration also provides that, to the full extent permitted by law, GMAC shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the Trust) by reason of the fact that he or she is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he

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reasonably believed to be in or not opposed to the best interests of the Trust and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The Declaration also provides that to the full extent permitted by law, GMAC shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

                The Declaration provides that expenses (including attorneys’ fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by GMAC in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by GMAC as authorized in the Declaration.

                The directors and officers of GMAC and the administrative trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities and against which they cannot be indemnified by GMAC or the GMAC Trusts.  Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this registration statement will agree to indemnify GMAC’s directors and their officers and the administrative trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to GMAC or the Trust by or on behalf of such indemnifying party.

                For the undertaking with respect to indemnification, see Item 17 herein.

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Item 16.  Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Description of Document

4.1	Amended and Restated Declaration of Trust of GMAC Capital Trust I, dated December 30, 2009, incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on January 5, 2010.

4.2

Indenture, dated as of December 30, 2009, between GMAC Inc. and The Bank of New York Mellon, providing for the issuance of the Debentures, incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by GMAC on January 5, 2010.

4.3

Trust Preferred Securities Guarantee Agreement, dated December 30, 2009, between GMAC Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K filed by GMAC on January 5, 2010.

4.4	Certificate of Trust for GMAC Capital Trust I.

4.5	Form of Trust Preferred Security of GMAC Capital Trust I (included in Exhibit 4.1).

4.6	Form of trust common security of GMAC Capital Trust I (included in Exhibit 4.1).

4.7	Form of specimen certificate representing the Debentures (included in Exhibit 4.1).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of the Debentures and the Guarantee (including the consent of such counsel).

5.2	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the validity of the Trust Preferred Securities (including the consent of such counsel).

10.1

Securities Purchase and Exchange Agreement, between the U.S. Department of the Treasury, GMAC Capital Trust I and GMAC Inc., dated as of December 30, 2009, incorporated by reference from Exhibit 10.1 of the Current Report on Form 8-K filed by GMAC on January 5, 2010.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)

25.1

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon to act as Trustee under the Indenture (providing for the issuance of the Debentures).

25.2

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon to act as Trustee under the Amended and Restated Declaration of Trust of GMAC Capital Trust I.

25.3

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon to act as Trustee under the Guarantee Agreement for the benefit of holders of the Trust Preferred Securities of GMAC Capital Trust I.

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Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)  each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:  the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the

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underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)  any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d)  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, GMAC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, and State of Michigan, on the 22nd day of March, 2010.

GMAC Inc.

By: /s/ Michael A. Carpenter
Name: Michael A. Carpenter
Title: Chief Executive Officer

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Each person whose signature appears below appoints Cathy L. Quenneville, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 22nd day of March, 2010 by the following persons in the capacities indicated.

Signature	Title

/s/ Michael A. Carpenter	Chief Executive Officer and Director
Name: Michael A. Carpenter	(Principal Executive Officer)

/s/ Robert S. Hull	Chief Financial Officer and Executive Vice President
Name: Robert S. Hull	(Principal Financial Officer)

/s/ David J. DeBrunner	Vice President, Chief Accounting Officer and Corporate Controller
Name: David J. DeBrunner	(Principal Accounting Officer)

/s/ Robert T. Blakely
Name: Robert T. Blakely	Director

/s/ Mayree C. Clark
Name: Mayree C. Clark	Director

/s/ Stephen Feinberg
Name: Stephen Feinberg	Director

/s/ Kim S. Fennebresque
Name: Kim S. Fennebresque	Director

/s/ Franklin W. Hobbs
Name: Franklin W. Hobbs	Director

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Pursuant to the requirements of the Securities Act, GMAC Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, and State of Michigan, on the 22nd day of March, 2010.

Each person whose signature appears below appoints Cathy L. Quenneville, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

GMAC Capital Trust I

By: /s/ Christopher Halmy
Name: Christopher Halmy
Title: Administrative Trustee

By: /s/ Sean Leary
Name: Sean Leary
Title: Administrative Trustee

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EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Amended and Restated Declaration of Trust of GMAC Capital Trust I, dated December 30, 2009, incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on January 5, 2010.

4.2

Indenture, dated as of December 30, 2009, between GMAC Inc. and The Bank of New York Mellon, providing for the issuance of the Debentures, incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by GMAC on January 5, 2010.

4.3

Trust Preferred Securities Guarantee Agreement, dated December 30, 2009, between GMAC Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K filed by GMAC on January 5, 2010.

4.4	Certificate of Trust for GMAC Capital Trust I.

4.5	Form of Trust Preferred Security of GMAC Capital Trust I (included in Exhibit 4.1).

4.6	Form of trust common security of GMAC Capital Trust I (included in Exhibit 4.1).

4.7	Form of specimen certificate representing the Debentures (included in Exhibit 4.1).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of the Debentures and the Guarantee (including consent of such counsel).

5.2	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the validity of the Trust Preferred Securities (including the consent of such counsel).

10.1

Securities Purchase and Exchange Agreement, between the U.S. Department of the Treasury, GMAC Capital Trust I and GMAC Inc., dated as of December 30, 2009, incorporated by reference from Exhibit 10.1 of the Current Report on Form 8-K filed by GMAC on January 5, 2010.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

25.1

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon to act as Trustee under the Indenture (providing for the issuance of the Debentures).

25.2

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon to act as Trustee under the Amended and Restated Declaration of Trust of GMAC Capital Trust I.

25.3

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon to act as Trustee under the Guarantee Agreement for the benefit of holders of the Trust Preferred Securities of GMAC Capital Trust I.

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